LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT dated as of December 8, 2006 (the "Agreement"), is executed by and between MEDIRECT LATINO INC., a Florida corporation (the "Borrower"), whose address is 2102 West Atlantic Boulevard, Suite 101, Pompano Beach, Florida  33069, and GRANITE CREEK FLEXCAP I, L.P., a Delaware limited partnership (the "Fund"), whose address is 222 West Adams, Suite 1980, Chicago, Illinois  60606, ST. CLOUD CAPITAL PARTNERS, L.P., a Delaware limited partnership, whose address is 10866 Wilshire Boulevard, Suite 1450, Los Angeles, California 90024, BEDFORD OAK PARTNERS, L.P., a Delaware limited partnership ("Bedford Oak"), whose address is 100 South Bedford Road, Mt. Kisco, New York 10549, FRED B. AND LOIS TARTER, individual residents of the State of New York (the "Tarters"), whose address is 210 East 39th Street., New York, New York 10016,  HUNGRY LIZARD, LLC, an Ohio limited liability company ("Hungry Lizard"), and KKP INVESTMENTS II LLC, a Delaware limited liability company ("KKP"), and the parties hereto from time to time as lenders, whether by execution of this Agreement or an Assignment and Acceptance (collectively with the Fund and any other Lender, "Lenders") and Granite Creek Partners, L.L.C., a Delaware limited liability company, which is the general partner of the Fund, in its capacity as administrative agent for the Lenders (in such capacity, "Agent" as hereinafter further defined).

In consideration of the mutual agreements hereinafter set forth, the Borrower, the Agent and the Lenders hereby agree as follows:

WITNESSETH:

WHEREAS, the Borrower has requested that Agent and Lenders enter into financing arrangements with the Borrower pursuant to which the Lenders may make a loan to the Borrower; and

WHEREAS, each Lender is willing to agree to make such loan to the Borrower on the terms and conditions set forth therein and Agent is willing to act as agent for Lenders on the terms and conditions set forth herein and the other Loan Documents.

1.           DEFINITIONS.

1.1.           Defined Terms. For the purposes of this Agreement, the following capitalized words and phrases shall have the meanings set forth below.

"Acquisitions" shall mean any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower (i) acquires any ongoing business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise, or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership.

"Agent" shall mean GCP, in its capacity as administrative agent on behalf of Lenders pursuant to the terms hereof and any replacement or successor agent hereunder.

"Assignment and Acceptance" shall mean an Assignment and Acceptance substantially in the form of Exhibit "A" attached hereto (with blanks appropriately completed) delivered to Agent in connection with an assignment of a Lender's interest hereunder in accordance with the provisions of Section 14.7 hereof.

"Bankruptcy Code" shall mean the United States Bankruptcy Code, as now existing or hereafter amended.

"Business" shall mean the business of the Borrower as conducted as of the date hereof, which is the marketing and sale, primarily to Latino customers in the United States, of diabetic medical supplies and, if applicable, Medicare reimbursement services for the same, and the marketing and sale of related items to such consumers.

"Business Day" shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Chicago, Illinois.

"Capital Expenditures" shall mean expenditures (including Capital Lease obligations which should be capitalized under GAAP) for the acquisition of fixed assets which are required to be capitalized under GAAP.

"Capital Lease" shall mean, as to any Person, a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person as lessee that is, or should be, in accordance with Financial Accounting Standards Board Statement No. 13, as amended from time to time, or, if such Statement is not then in effect, such statement of GAAP as may be applicable, recorded as a "capital lease" on the balance sheet of the Borrower prepared in accordance with GAAP.

"Change in Control" shall mean the occurrence of any of the following events:  (a) one or more of the Designated Stockholders, together or individually, shall grant a security interest in any of their shares or shall cease to own and control in excess of eighty percent (80%) of their current holdings of the Borrower's Common Stock as set forth on Schedule A attached hereto and by this reference made a part hereof; (b) the grant of a security interest other than to the Lenders pursuant hereto to all or substantially all of Borrower's assets or the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of Borrower to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act; (c) change in ownership of the Borrower such that any one person or group (as such term is defined in Section 13(d)(3) of the Exchange Act) that is not a 20% owner of the Borrower becomes, directly or indirectly, a 20% owner of the Borrower; (d) the liquidation or dissolution of the Borrower or the adoption of a plan by the stockholders of the Borrower relating to the dissolution or liquidation of the Borrower; (e) subject to the anticipated changes in office in connection with the Second and Third Draws, if Raymond J. Talarico shall cease to be the Executive Vice President or Debra L. Towsley shall cease to be the President and Chief Executive Officer and a successor satisfactory to the Lender shall not have been appointed to replace either of such individuals within sixty (60) days thereafter; or (f) a change in a majority of the composition of the Borrower's current board of directors as set forth on Schedule B attached hereto and by this reference made a part hereof that is not otherwise approved by the Required Lenders.  For the purpose hereof, the terms "control" or "controlling" shall mean the possession of the power to direct, or cause the direction of, the management and policies of the Borrower by contract or voting of securities.

"Code" shall mean the Internal Revenue Code of 1986, as amended and all regulations promulgated pursuant thereto.

"Collateral" shall have the meaning set forth in Section 7.1.

"Commitment" shall mean, at any time, as to the Fund, the principal amount of Four Million Dollars ($4,000,000) as to St. Cloud, the principal amount of Two Million Three Hundred Thousand Dollars ($2,300,000), as to Bedford Oak, the principal amount of Five Hundred Thousand Dollars ($500,000) as to the Tarters, the principal amount of Two Hundred Thousand Dollars ($200,000), as to Hungry Lizard, the principal amount of One Million Dollars ($1,000,000) and as to KKP, the principal amount of Two Hundred Fifty Thousand Dollars ($250,000).

"Default Rate" shall mean a per annum rate of interest equal to 18% per annum.

"Depreciation" shall mean the total amounts added to depreciation, amortization, obsolescence, valuation and other proper reserves, as reflected on the Borrower's financial statement and determined in accordance with GAAP.

"Designated Stockholders" shall mean Raymond J. Talarico and Debra L. Towsley.

"DMEPOS" shall have the meaning set forth in Section 8.4.

"Employee Plan" includes any pension, stock bonus, employee stock ownership plan, retirement, disability, medical, dental or other health plan, life insurance or other death benefit plan, profit sharing, deferred compensation, stock option, bonus or other incentive plan, vacation benefit plan, severance plan or other employee benefit plan or arrangement, including, without limitation, those pension, profit-sharing and retirement plans of the Borrower described from time to time in the financial statements of the Borrower and any pension plan, welfare plan, Defined Benefit Pension Plans (as defined in ERISA) or any multi-employer plan, maintained or administered by the Borrower or to which the Borrower is a party or may have any liability or by which the Borrower is bound.

"Environmental Laws" shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to the Borrower's business or facilities owned or operated by the Borrower, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes in the environment (including, without limitation, ambient air, surface water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

"Event of Default" shall mean any of the events or conditions set forth in Section 12 hereof.

"Exchange Act" shall mean the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.

"GAAP" shall mean generally accepted accounting principles, using the accrual basis of accounting and consistently applied with prior periods, provided, however, that GAAP with respect to any interim financial statements or reports shall be deemed subject to fiscal year-end adjustments and footnotes made in accordance with GAAP.

"GCP" shall mean Granite Creek Partners, L.L.C., a Delaware limited liability company.

"Governmental Authority"  shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including by way of example but not by way of limitation, the SBA.

"Hazardous Materials" shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials or wastes that are or become regulated under any Environmental Law (including without limitation, any that are or become classified as hazardous or toxic under any Environmental Law).

"HME" shall have the meaning set forth in Section 8.4.

"Hungry Lizard" shall mean Hungry Lizard, LLC, an Ohio limited liability company.

"Indebtedness" shall mean at any time (a) all Liabilities of the Borrower, (b) all Capital Lease obligations of the Borrower, (c) all other debt, secured or unsecured, created, issued, incurred or assumed by the Borrower for money borrowed or for the deferred purchase price of any fixed or capital asset, (d) indebtedness secured by any Lien existing on property owned by the Borrower whether or not the Indebtedness secured thereby has been assumed, and (e) all Contingent Liabilities of the Borrower whether or not reflected on its balance sheet.

"Indemnified Party" and "Indemnified Parties" shall mean, respectively, the Lender and any parent corporations, affiliated corporations or subsidiaries of the Lender, and each of their respective officers, directors, employees, attorneys and agents, and all of such parties and entities.

"Initial Draw" shall mean the amount of Four Million Seven Hundred Fifty Thousand Dollars ($4,750,000) funded by the Lenders according to their Pro Rata Shares on the Closing Date in accordance with the terms hereof.

"Intellectual Property" shall mean, as to the Borrower, the Borrower's now owned and hereafter arising or acquired:  patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright applications, copyright registrations, trademarks, servicemarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing and all applications, registrations and recordings relating to any of the foregoing as may be filed in the United States Copyright Office, the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country or jurisdiction, together with all rights and privileges arising under applicable law with respect to the Borrower's use of any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or servicemark, or the license of any trademark or servicemark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registration; software and contract rights relating to computer software programs, in whatever form created or maintained.

"Interest Rate" shall mean 12% per annum.

"Investor Rights Agreement" shall mean that certain securities acquisition and investor rights agreement between the Lender and the Borrower entered into as of the date hereof pursuant to which the Borrower will grant certain rights to the Lender regarding the Borrower as more particularly set forth therein.

"Leases" shall have the meaning set forth in Section 8.27.

"Lender Payment Accounts" shall mean, with respect to each Lender, its account as set forth on Schedule C or such other account of a Lender as it may from time to time designate to the Borrower as its Lender Payment Account for purposes of this Agreement and the other Loan Documents.

"Lenders" shall have the meaning set forth in the first paragraph of this Agreement.

"Lien" shall mean any mortgage, pledge, hypothecation, judgment lien or similar legal process, title retention lien, or other lien or security interest, including, without limitation, the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person as lessee that is, or should be, a Capital Lease on the balance sheet of the Borrower prepared in accordance with GAAP.

"Loan" shall mean the loan made by the Lender to the Borrower under and pursuant to this Agreement.

"Loan Documents" shall mean this Agreement and all of the documents contemplated hereby in connection with the Loan.

"KKP" shall mean KKP Investments II LLC, a Delaware limited liability company.

"Mandatory Prepayment" shall have the meaning set forth in Section 2.1(d).

"Maturity Date" shall mean June 8, 2010, unless extended by the Agent pursuant to any modification, extension or renewal note executed by the Borrower and accepted by the Agent in its sole and absolute discretion in substitution for the Note.

"Net Income" shall mean, with respect to any period, the amount shown opposite the caption "Net Income" or a similar caption on the financial statements of the Borrower, prepared in accordance with GAAP.

"Note(s)" shall mean have the meaning set forth in Section 5.1.

"Notice of Default" shall have the meaning set forth in Section 10.19.

"Obligations" shall mean the Loan, as evidenced by the Note(s), all interest accrued thereon, any fees due the Agent or the Lenders hereunder, any expenses incurred by the Agent or any Lender hereunder and any and all other liabilities and obligations of the Borrower to any Lender howsoever created, arising or evidenced, and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, direct or indirect, absolute or contingent, and whether several, joint or joint and several.

"Obligor" shall mean the Borrower, any accommodation endorser, third party pledgor, or any other party liable with respect to the Obligations.

"Participant" shall mean any financial institution that acquires and holds participation in the interest of any Lender in the Loan in conformity with the provisions of Section 14.7 of this Agreement governing participations.

"Permits" shall have the meaning set forth in Section 8.3.

"Person" shall mean any individual, partnership, limited liability company, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity.

"Pro Rata Share" shall mean as to any Lender, the fraction (expressed as a percentage) the numerator of which is such Lender's Commitment and the denominator of which is the aggregate amount of all of the Commitments of Lenders, as adjusted from time to time in accordance with the provisions of Section 14.7 hereof; provided that, if the Commitments have been terminated, the numerator shall be the unpaid amount of such Lender's Loan and the denominator shall be the aggregate amount of all unpaid Loan amounts.

"Regulatory Change" shall mean the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over the Agent or the Lenders.

"Real Property" shall mean all now owned and hereafter acquired real property of the Borrower, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, as described in any mortgages secured thereby

"Required Lenders" shall mean, at any time, those Lenders whose Pro Rata Shares aggregate seventy (70%) percent or more of the aggregate of the Commitments of all Lenders, or if the Commitments shall have been terminated, Lenders to whom at least seventy (70%) percent of the then outstanding Obligations are owing.

"SBA" shall mean the Small Business Administration.

"SBIA" shall have the meaning set forth in Section 8.23.

"Second Draw" shall mean the amount of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) to be funded by the Lenders according to their Pro Rata Shares in accordance with the terms hereof.

"Special Agent Advances" shall have the meaning set forth in Section 6.8 hereof.

"St. Cloud" means St. Cloud Capital Partners, L.P., a Delaware limited partnership.

"Subordinated Debt" shall mean that portion of the Liabilities of the Borrower which is subordinated to the Obligations in a manner satisfactory to the Lender, including, but not limited to, right and time of payment of principal and interest.

"Subsidiary" and "Subsidiaries" shall mean, respectively, each and all such corporations, partnerships, limited partnerships, limited liability companies, limited liability partnerships or other entities of which or in which the Borrower owns directly or indirectly fifty percent (50.00%) or more of (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such entity if a corporation, (ii) the management authority and capital interest or profits interest of such entity, if a partnership, limited partnership, limited liability company, limited liability partnership, joint venture or similar entity, or (iii) the beneficial interest of such entity, if a trust, association or other unincorporated organization.

"Third Draw" shall mean the amount of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) to be funded by the Lenders according to their Pro Rata Shares in accordance with the terms hereof.

"Transaction Documents" shall mean all of the Loan Documents and all of the documents required or contemplated by the Investor Rights Agreement and all of the documents required or contemplated thereby.

"UCC" shall mean the Uniform Commercial Code in effect in Illinois from time to time.

1.2.           Accounting Terms.  Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP.  Calculations and determinations of financial and accounting terms used and not otherwise specifically defined hereunder and the preparation of financial statements to be furnished to the Agent pursuant hereto shall be made and prepared, both as to classification of items and as to amount, in accordance with GAAP as used in the preparation of the financial statements of the Borrower on the date of this Agreement.  If any changes in accounting principles or practices from those used in the preparation of the financial statements are hereafter occasioned by the promulgation of rules, regulations pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions), which results in a material change in the method of accounting in the financial statements required to be furnished to the Agent hereunder or in the calculation of financial covenants, standards or terms contained in this Agreement, the parties hereto agree to enter into good faith negotiations to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating the financial condition and performance of the Borrower will be the same after such changes as they were before such changes; and if the parties fail to agree on the amendment of such provisions, the Borrower will furnish financial statements in accordance with such changes but shall provide calculations for all financial covenants, perform all financial covenants and otherwise observe all financial standards and terms in accordance with applicable accounting principles and practices in effect immediately prior to such changes.  Calculations with respect to financial covenants required to be stated in accordance with applicable accounting principles and practices in effect immediately prior to such changes shall be reviewed and certified by the Borrower's accountants.

1.3.           Other Terms Defined in UCC.  All other capitalized words and phrases used herein and not otherwise specifically defined shall have the respective meanings assigned to such terms in the UCC, as amended from time to time, to the extent the same are used or defined therein.

1.4.           Other Definitional Provisions; Construction.  Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa, and in particular the word "Borrower" shall be so construed.  The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to Article, Section, Subsection, Annex, Schedule, Exhibit and like references are references to this Agreement unless otherwise specified.  An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in accordance with Section 13.10 hereof.  References in this Agreement to any party shall include such party's successors and permitted assigns.  References to any "Section" shall be a reference to such Section of this Agreement unless otherwise stated.  To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Loan Agreement, the provisions of this Loan Agreement shall govern.

2.           COMMITMENT OF THE LENDERS.

2.1.           The Loan.

(a)         Loan Commitment.  Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of the Borrower set forth herein and in the other Loan Documents, the Loan shall be available to the Borrower in up to three principal advances, the Initial Draw, the Second Draw and the Third Draw, each draw subject to the conditions set forth in Section 4 of this Agreement.  The Lenders agree to make such draws at such times as the Borrower may from time to time request and has satisfied the conditions with respect to each such draw until, but not three (3) months prior to the Maturity Date, provided, however, that the aggregate principal balance of the Loan outstanding at any time shall not exceed the total Commitments.   The Loan may be prepaid in whole only at any time without penalty, and shall be due in full on the Maturity Date, unless the credit extended under the Loan is otherwise extended as provided in this Agreement.

(b)         Interest and Payments.  Except as otherwise provided in this Section 2.1(b), the principal amount of the Loan outstanding from time to time shall bear interest at the Interest Rate.  Accrued and unpaid interest on the unpaid principal balance of the Loan shall be due and payable to each Lender, monthly in advance, commencing on December 15, 2006 and continuing on the 15th day of each calendar month thereafter, and on the Maturity Date.  Accrued and unpaid interest on the unpaid principal balance or interest on the Loan which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest payable on demand at the Default Rate.

(c)         Principal Payments.  The outstanding principal balance of the Loan shall be repaid, to the extent not previously paid, with a payment of all outstanding principal and accrued interest due on the Maturity Date.  Principal amounts repaid on the Note may not be borrowed again.

(d)         Mandatory Prepayment.  In addition to the foregoing, the Borrower shall make a single mandatory prepayment (the "Mandatory Prepayment") on the next Business Day following the occurrence of an Event of Default or a Change of Control as set forth herein.  Such Mandatory Prepayment shall be in the full amount of accrued and unpaid interest and unpaid principal plus any fees outstanding to the Lenders as of such payment date.

2.2.                   Commitments.  The aggregate amount of each Lender's Pro Rata Share of the Loan shall not exceed the amount of such Lender's Commitment, as the same may from time to time be amended in accordance with the provisions hereof.

2.3.           Interest and Fee Computation; Collection of Funds.  Except as otherwise set forth herein, all interest and fees shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed.  Principal payments submitted in funds not immediately available shall continue to bear interest until collected.  If any payment to be made by the Borrower hereunder or under the Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.

2.4.           Changes in Laws and Increased Costs of Loan.  If after the Closing Date, either (i) any change in, or in the interpretation of, any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to any Lender, or (ii) any Lender complies with any future guideline or request from any central bank or Governmental Authority or (iii) any Lender determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof has or would have the effect described below, or any Lender complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, and the result of any of the foregoing events described in clauses (i), (ii) or (iii) is or results in an increase in the cost to any Lender of funding or maintaining the Loan, then the Borrower shall from time to time upon demand by Agent pay to Agent additional amounts sufficient to indemnify such Lender, as the case may be, against such increased cost on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified).  A certificate as to the amount of such increased cost shall be submitted to the Borrower by the Lender and shall be conclusive, absent manifest error.

3.           COLLECTION AND ADMINISTRATION

3.1.           Borrower's Loan Accounts.  Agent shall maintain one or more loan accounts on its books in which shall be recorded (a) the Loan and the Collateral, (b) all payments made by or on behalf of the Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest.  All entries in the loan account shall be made in accordance with Agent's customary practices as in effect from time to time and shall be subject to Agent's receipt of confirmation from each Lender of such Lender's receipt of payments and the amount thereof.

3.2.           Payments.

(a)         All Obligations shall be payable to each Lender's Lender Payment Accounts or such other place as each Lender may designate from time to time.  Subject to the other terms and conditions contained herein, each Lender shall apply payments received or collected from the Borrower or for the account of the Borrower (including the monetary proceeds of collections or of realization upon any Collateral) as follows: first, to pay any fees, indemnities or expense reimbursements then due to Agent and Lenders from the Borrower; second, to pay interest due in respect of the Loan; and third to pay or prepay any other Obligations whether or not then due, in such order and manner as Agent determines and at any time an Event of Default exists or has occurred and is continuing.

(b)         At Agent's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Loan Documents may be charged directly to the loan account(s) of the Borrower maintained by Agent.  If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Agent or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Agent or such Lender.  The Borrower shall be liable to pay to Agent, and does hereby indemnify and hold Agent and Lenders harmless for the amount of any payments or proceeds surrendered or returned.  This Section 3.2(b) shall remain effective notwithstanding any contrary action which may be taken by Agent or any Lender in reliance upon such payment or proceeds.  This Section 3.2(b) shall survive the payment of the Obligations and the termination of this Agreement.

3.3.           Taxes.

(a)         Any and all payments by or on account of any of the Obligations shall be made free and clear of and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, charges, withholdings, liabilities, restrictions or conditions of any kind, excluding (i) in the case of each Lender and Agent (A) taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or Agent (as the case may be) is organized and (B) any United States withholding taxes payable with respect to payments under the Loan Documents under laws (including any statute, treaty or regulation) in effect on the Closing Date (or, in the case of an Eligible Transferee, the date of the Assignment and Acceptance) applicable to such Lender or Agent, as the case may be, but not excluding any United States withholding taxes payable as a result of any change in such laws occurring after the Closing Date (or the date of such Assignment and Acceptance) and (ii) in the case of each Lender, taxes measured by its net income, and franchise taxes imposed on it as a result of a present or former connection between such Lender and the jurisdiction of the Governmental Authority imposing such tax or any taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, fees, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

(b)         If any Taxes shall be required by law to be deducted from or in respect of any sum payable in respect of the Obligations to any Lender or Agent (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.3(b)), such Lender or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law and (iv) the Borrower shall deliver to Agent evidence of such payment.

(c)         In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, in each case arising from any payment made hereunder or under any of the other Loan Documents or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the other Loan Documents (collectively, "Other Taxes").

(d)         The Borrower shall indemnify each Lender and Agent for the full amount of Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.3) paid by such Lender or Agent (as the case may be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.  This indemnification shall be made within thirty (30) days from the date such Lender or Agent (as the case may be) makes written demand therefor.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to Agent) or by Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(e)         As soon as practicable after any payment of Taxes or Other Taxes by the Borrower, the Borrower shall furnish to Agent, at its address referred to herein, the original or a certified copy of a receipt evidencing payment thereof.

(f)         Without prejudice to the survival of any other agreements of the Borrower hereunder or under any of the other Loan Documents, the agreements and obligations of Borrower contained in this Section 3.3 shall survive the termination of this Agreement and the payment in full of the Obligations.

3.4.           Use of Proceeds.  The Borrower shall use the initial proceeds of the hereunder only for: (a) repayment of subordinated notes, (b) growth capital and working capital and (c) the payment of fees and expenses in connection with the Loan and all the transactions contemplated by the Transaction Documents.  None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause the Loan to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended, or for any purpose prohibited by the SBA regulations limiting the use of proceeds from a lender regulated thereunder.

3.5.           Pro Rata Treatment.  Except to the extent otherwise provided in this Agreement or as otherwise agreed by Lenders:  (a) the making and conversion of the Loan shall be made among the Lenders based on their respective Pro Rata Shares as to the Loan and (b) each payment on account of any Obligations to or for the account of one or more of Lenders in respect of any Obligations due on a particular day shall be allocated among the Lenders entitled to such payments based on their respective Pro Rata Shares and shall be distributed accordingly.

3.6.           Sharing of Payments, Etc.

(a)         Borrower agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim Agent or any Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as among Agent and Lenders, to the provisions of Section 6.3(b) hereof), to offset balances held by it for the account of the Borrower at any of its offices, in dollars or in any other currency, against any principal of or interest with respect to the Loan owed to such Lender or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and Agent thereof; provided that, such Lender's failure to give such notice shall not affect the validity thereof.

(b)         If any Lender shall obtain from the Borrower payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any of the other Loan Documents through the exercise of any right of setoff, banker's lien or counterclaim or similar right or otherwise (other than from Agent as provided herein), and, as a result of such payment, such Lender shall have received more than its Pro Rata Share of the principal of the Loan or more than its share of such other amounts then due hereunder or thereunder by the Borrower to such Lender than the percentage thereof received by any other Lender, it shall promptly pay to Agent, for the benefit of the other Lenders, the amount of such excess and simultaneously purchase from such other Lenders a participation in the Loan or such other amounts, respectively, owing to such other Lenders (or such interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with their respective Pro Rata Shares or as otherwise agreed by Lenders.  To such end all Lenders shall make appropriate adjustments among themselves (by the resale of a participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

(c)         The Borrower agrees that any Lender purchasing a participation (or direct interest) as provided in this Section may exercise, in a manner consistent with this Section, all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of the Loan or other amounts (as the case may be) owing to such Lender in the amount of such participation.

(d)         Nothing contained herein shall require any Lender to exercise any right of setoff, banker’s lien, counterclaims or similar rights or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of Borrower.  If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, assign such rights to Agent for the benefit of Lenders and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

3.7.           Obligations Several; Independent Nature of Lenders' Rights.  The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder.  Nothing contained in this Agreement or any of the other Loan Documents and no action taken by the Lenders pursuant hereto or thereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity.  The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and subject to Section 6.3 hereof, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

4.           CONDITIONS OF BORROWING.

Notwithstanding any other provision of this Agreement, neither the Lenders nor the Agent shall be required to disburse the Initial Draw, or make available any of their Pro Rata Shares of the Initial Draw, or make all or any portion of the Loan if any of the following conditions shall not have occurred.

4.1.           Transaction Documents.  The Borrower shall have failed to execute and deliver to Agent any of the following documents (collectively, the "Transaction Documents"), all of which must be satisfactory to Agent and the Agent's counsel in form, substance and execution:

(a)         Loan Agreement.  Four copies of this Agreement duly executed by the Borrower.

(b)         Note.  A Note duly executed by the Borrower, in the form attached hereto as Exhibit "B", in favor of each of the Lenders in the principal amount of each Lender's Commitment.

(c)         Subordination Agreement.  Subordination Agreement dated as of the date of this Agreement, from each holder of Subordinated Debt, in the form attached hereto as Exhibit "C".

(d)         Investor Rights Agreement.  The Securities Acquisition and Investor Rights Agreement, in the form attached hereto as Exhibit "D", duly executed by the

Borrower and each of the Fund, St. Cloud, Bedford Oak, the Tarters, Hungry Lizard and KKP,  respectively.

(e)         Legal Opinion.  An opinion of counsel by Borrower's counsel in a form satisfactory to Agent regarding all of the agreements comprising the Transaction Documents.

(f)         Projections and Financial Statements.  Attached hereto as Exhibit "E" are projections covering the period from the date hereof through the third anniversary hereof in a form satisfactory to Agent and audited financial statements for the Borrower for the year ended June 30, 2006 and the unaudited financial statements quarterly period ended September 30, 2006.

(g)         Insurance.  Borrower shall have in place such insurance as is identified on Exhibit "F" attached hereto and made a part hereof which in any event shall list all policies Agent requires be in place as of the date hereof.

(h)         Access to Real Property.  Borrower shall have requested of its landlords a Subordination and Non-Disturbance Agreement in the form attached hereto as Exhibit "G".

(i)         Security Instruments. Borrower shall provide executed UCC financing statements, notices with the United States Patent and Trademark Office and such other instruments necessary for the Lender to have a perfected and first priority security interest in the Collateral.

(j)         Resolutions; Consents.  Resolutions of the board of directors and/or shareholders of the Borrower authorizing the execution of this Agreement and the other Transaction Documents and the consents of any stockholders or third parties, including any Governmental Authority, as may be required for the Borrower to enter into the transactions contemplated by the Transaction Documents.

(k)         Non-Compete Agreements.  Each of the Designated Stockholders shall have entered into a Non-Compete Agreement in the form attached hereto as Exhibit "H".

(l)         Lock Up Agreements.  Each of the Designated Stockholders shall have entered into a Lock Up Agreement in the form attached hereto as Exhibit "I".

(m)                   Advertising Budget.  Borrower and the Lenders shall have agreed upon an advertising budget attached hereto as Exhibit "J" setting forth amounts or rates of spending on advertising by the Borrower on a quarterly basis during the term of the Loan and the required approval of such budgets in the future.

(n)         Good Standing Certificates.  Good standing certificate for the Borrower issued by the Secretary of State of the State of Florida of a date not less than one week prior to the date hereof.

(o)         Additional Documents.  Such other certificates, schedules and other documents which are provided for hereunder or which Agent shall require, including but not limited to the assignment of domain names by Raymond Talarico to the Borrower in the form attached hereto as Exhibit "K".

4.2.           Event of Default.  Any Event of Default, or any event which, with notice or lapse of time, or both would constitute an Event of Default, shall have occurred and be continuing.

4.3.           Adverse Changes.  A material adverse change in the financial condition or affairs of the Borrower, as determined in the Agent's sole and complete discretion, shall have occurred.

4.4.           Litigation.  Any litigation or governmental proceeding shall have been instituted against the Borrower or any of its officers or shareholders which in the discretion of Agent, reasonably exercised, adversely affects the financial condition or continued operation of the Borrower.

4.5.           Representations and Warranties.  Any representation or warranty of the Borrower contained herein or in any of the Transaction Documents shall be untrue or incorrect as of the date hereof, except to the extent such representation or warranty expressly relates to an earlier date.

4.6.           Commitment Fee.  The Borrower agrees to pay to the Agent a commitment fee in the amount of One Hundred Sixty Five Thousand and 00/100 Dollars ($165,000.00), payable on or before the execution of this Agreement to the Agent, which amount may be paid from the Initial Draw.  The Agent shall promptly remit to the Fund Eighty Thousand Dollars ($80,000) of the fee, Sixty Thousand Dollars ($60,000) of the fee to St. Cloud, Twenty Thousand Dollars ($20,000) of the fee to Hungry Lizard and Five Thousand Dollars of the fee ($5,000) to KKP..

4.7.           Due Diligence.  The Agent and the Lenders satisfactorily complete their due diligence of the Borrower and their affiliates.

4.8.           Second Draw Conditions.  Notwithstanding any other provision of this Agreement, neither the Lenders nor the Agent shall be required to disburse or make all or any portion of the Second Draw if any of the following conditions shall not have occurred:

(a)         Chief Financial Officer.  A chief financial officer acceptable to at least the Required Lenders and the Borrower shall have been identified and hired on terms acceptable at least to the Required Lenders and the Borrower commence employment with the Borrower.

(b)         Resignation.  Debra L. Towsley shall have tendered her resignation as Chief Financial Officer effective as of or prior to the date the chief financial officer reference in Section 4.8(a) commences employment with the Borrower and such resignation has been accepted by the Borrower's board of directors.

(c)         Legal Opinion.  An opinion of counsel by Borrower's counsel in a form satisfactory to Agent regarding the Second Draw and the Transaction Documents entered into in connection therewith.

(d)         Security Instruments.  Borrower shall provide executed UCC financing statements, notices with the United States Patent and Trademark Office and such other instruments necessary for the Lender to have a perfected and first priority security interest in the Collateral.

(e)         Resolutions; Consents.  Resolutions of the board of directors and/or shareholders of the Borrower authorizing the execution of this Agreement and the other Transaction Documents and the consents of any stockholders or third parties, including any Governmental Authority, as may be required for the Borrower to borrow the Second Draw.

(f)         Good Standing Certificate.  Good standing certificate for the Borrower issued by the Secretary of State of the State of Florida of a date not less than one week prior to the date hereof.

(g)         Additional Documents.  Such other certificates schedules and other documents which are provided for hereunder or which Agent shall require.

(h)         Additional Conditions.  Any of the conditions described in Sections 4.2 through 4.4 of this Agreement.

(i)         Representations and Warranties.  Any representation or warranty of the Borrower contained herein or in any of the Transaction Documents shall be untrue or incorrect as of the date of the Second Draw, except to the extent such representation or warranty expressly relates to an earlier date.

4.9.           Third Draw Conditions.  Notwithstanding any other provision of this Agreement, neither the Lenders nor the Agent shall be required to disburse or make all or any portion of the Third Draw if any of the following conditions shall not have occurred:

(a)         Chief Executive Officer.  A chief executive officer acceptable to at least the Required Lenders and the Borrower shall have been identified, hired on terms acceptable to at least the Required Lenders and the Borrower and commenced employment with the Borrower.

(b)         Resignations.  Debra L. Towsley shall have tendered her resignation as Chief Executive Officer and President effective as of or prior to the date the chief executive officer reference in Section 4.9(a) commences employment with the Borrower and such resignation has been accepted by the Borrower's board of directors.

(c)         Legal Opinion.  An opinion of counsel by Borrower's counsel in a form satisfactory to Agent regarding the Third Draw and the Transaction Documents entered into in connection therewith.

(d)         Security Instruments.  Borrower shall provide executed UCC financing statements, notices with the United States Patent and Trademark Office and such other instruments necessary for the Lender to have a perfected and first priority security interest in the Collateral.

(e)         Resolutions; Consents.  Resolutions of the board of directors and/or shareholders of the Borrower authorizing the execution of this Agreement and the other Transaction Documents and the consents of any stockholders or third parties, including any Governmental Authority, as may be required for the Borrower to borrow the Third Draw.

(f)         Good Standing Certificate.  Good standing certificate for the Borrower issued by the Secretary of State of the State of Florida of a date not less than one week prior to the date hereof.

(g)         Additional Documents.  Such other certificates schedules and other documents which are provided for hereunder or which Agent shall require.

(h)         Additional Conditions.  Any of the conditions described in Sections 4.2 through 4.4 of this Agreement.

(i)         Representations and Warranties.  Any representation or warranty of the Borrower contained herein or in any of the Transaction Documents shall be untrue or incorrect as of the date of the Third Draw, except to the extent such representation or warranty expressly relates to an earlier date.

4.10.                      Second and Third Draws.  Once the conditions for either of these draws has been satisfied to Agent's satisfaction, the Lenders will promptly fund their Pro Rata Shares of such amounts.  Either of the Second or Third Draws may be funded at any time that the conditions for it have been satisfied, regardless of whether the other has been funded, at any time prior to the Maturity Date.

4.11.                      Termination of Commitments.  To the extent, if any, that the Commitments have not been fully funded, the Commitments will expire on March 8, 2010.

5.           NOTES EVIDENCING LOAN.

5.1.           Term Notes.  The Loan shall be evidenced by the Notes (together with any and all renewal, extension, modification or replacement notes executed by the Borrower and given in substitution therefor, the "Note") in the form of Exhibit "B" attached hereto, duly executed by the Borrower and payable to the order of each Lender.  At the time of the disbursement of the Loan or a repayment made in whole thereon, an appropriate notation thereof shall be made on the books and records of Agent.  All amounts recorded shall be, absent demonstrable error, conclusive and binding evidence of (i) the principal amount of the Loan advanced hereunder, (ii) any unpaid interest owing on the Loan and (iii) all amounts repaid on the Loan.  The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of the Borrower under the Note to repay the principal amount of the Loan, together with all interest accruing thereon.

6.                 THE AGENT.

6.1.           Appointment, Powers and Immunities  Each Lender designates, appoints and authorizes GCP to act as Agent hereunder and under the Loan Documents with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto.  Agent (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Transaction Document be a trustee or fiduciary for any Lender; (b) shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any of the other Transaction Documents, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Transaction Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document or any other document referred to or provided for herein or therein or for any failure by Borrower or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible to Lenders for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.  Agent may employ agents. Bailees, custodians and attorneys in fact and shall not be responsible for the negligence or misconduct of any such persons selected by it in good faith.  Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance satisfactory to Agent shall have been delivered to and acknowledged by Agent.

6.2.           Reliance by Agent.  Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram, cable or email) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent.  As to any matters not expressly provided for by this Agreement or any other Loan Document, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of Lenders as is required in such circumstance, and such instructions to Agent and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

6.3.           Events of Default

(a)         Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or an Event of Default or other failure of a condition precedent to the Loan hereunder unless and until Agent has received written notice from a Lender, or Borrower specifying such Event of Default or any unfulfilled condition precedent, and stating that such notice is a Notice of Default or failure of condition".  In the event that Agent receives such a Notice of Default or failure of condition, Agent shall give prompt notice thereof to the Lenders.  Agent shall (subject to Section 6.7) take such action with respect to any such Event of Default or failure of condition precedent as shall be directed by the Required Lenders to the extent provided for herein; provided that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable in the best interest of Lenders.  Without limiting the foregoing, and notwithstanding the existence or occurrence and continuance of an Event of Default or any other failure to satisfy any of the conditions precedent set forth in Section 4 of this Agreement to the contrary, unless and until otherwise directed by the Required Lenders, Agent may, but shall have no obligation to, continue the Loan if Agent believes continuing the Loan is not in the best interests of Lenders.

(b)         Except with the prior written consent of Agent, no Lender may assert or exercise any enforcement right or remedy in respect of the Loan or other Obligations, as against Borrower or any of the Collateral or other property of Borrower.

6.4.           Indemnification  Lenders agree to indemnify Agent (without limiting any obligations of the Borrower hereunder) ratably, in accordance with their Pro Rata Shares, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Transaction Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents provided that no Lender shall be liable for any of the foregoing to the extent that it arises from the gross negligence or willful misconduct of the party to be indemnified.  The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

6.5.           Non-Reliance on Agent and Other Lenders.  Each Lender agrees that it has, independently and without reliance on Agent or other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and has made its own decision to enter into this Agreement and the other Transaction Documents and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Transaction Documents.  Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of any term or provision of this Agreement or any of the other Transaction Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of Borrower.  Agent will use reasonable efforts to provide Lenders with any information received by Agent from the Borrower which is required to be provided to Lenders or deemed to be requested by Lenders hereunder and with a copy of any Notice of Default or failure of condition received by Agent from the Borrower or any Lender; provided that, Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's own willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.  Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent or deemed requested by Lenders hereunder, Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of Borrower that may come into the possession of Agent.

6.6.           Failure to Act.  Except for action expressly required of Agent hereunder and under the other Loan Documents, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 6.4 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

6.7.           Concerning the Collateral and the Related Loan Documents.  Each Lender authorizes and directs Agent to enter into this Agreement and the other Loan Documents.  Each Lender agrees that any action taken by Agent or Required Lenders in accordance with the terms of this Agreement or the other Loan Documents and the exercise by Agent or Required Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

6.8.           Collateral Matters.

(a)                    Agent may, at its option, but shall not be obligated to from time to time, at any time on or after an Event of Default and for so long as the same is continuing or upon any other failure of a condition precedent to the Loan hereunder, make such disbursements and advances ("Special Agent Advances") which Agent, in its sole discretion, (i) deems necessary or desirable either to preserve or protect the Collateral or any portion thereof, or  (ii) to enhance the likelihood or maximize the amount of repayment by the Borrower of the Loan and other Obligations, or (iii) to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement or any of the other Loan Documents consisting of  costs, fees and expenses.  The Special Agent Advances shall be repayable on demand and together with all interest thereon shall constitute Obligations secured by the Collateral.  Special Agent Advances shall not constitute the Loan but shall otherwise constitute Obligations hereunder.  Interest on Special Agent Advances shall be payable at the Interest Rate or the Default Rate as applicable and shall be payable on demand.  Each Lender agrees that it shall make available to Agent, upon Agent's demand, in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Special Agent Advance.  If such funds are not made available to Agent by such Lender, such Lender shall be deemed a Defaulting Lender and Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent's option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal Funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal Funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent's demand, at the default rate pursuant to this Agreement.

(b)                    Lenders hereby irrevocably authorize Agent, at its option and in its discretion to release any security interest in, mortgage or lien upon, any of the Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations or (ii) constituting property being sold or disposed of if Borrower certifies to Agent that the sale or disposition is made in compliance with Section 9.4 hereof (and Agent may rely conclusively on any such certificate, without further inquiry), or (iii) constituting property in which the Borrower did not own an interest at the time the security interest, mortgage or lien was granted or at any time thereafter, or (iv) if required or permitted under the terms of any of the other Loan Documents, including any intercreditor agreement, or (v) approved, authorized or ratified in writing by all of Lenders.  Except as provided above, Agent will not release any security interest in, mortgage or lien upon, any of the Collateral without the prior written authorization of all of Lenders. Upon request by Agent at any time, Lenders will promptly confirm in writing Agent's authority to release particular types or items of Collateral pursuant to this Section.

(c)                    Without in any manner limiting Agent's authority to act without any specific or further authorization or consent by the Required Lenders, each Lender agrees to confirm in writing, upon request by Agent, the authority to release Collateral conferred upon Agent under this Section.  Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the security interest, mortgage or liens granted to Agent upon any Collateral to the extent set forth above; provided that, (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligations or entail any consequence other than the release of such security interest, mortgage or liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any security interest, mortgage or lien upon (or obligations of the Borrower in respect of) the Collateral retained by the Borrower.

(d)                    Agent shall have no obligation whatsoever to any Lender or any other Person to investigate, confirm or assure that the Collateral exists or is owned by any Loan Party or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Loan hereunder, or whether any particular reserves are appropriate, or that the liens and security interests granted to Agent pursuant hereto or any of the Loan Documents or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the other terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any other Lender.

6.9.           Agency for Perfection.  Each Lender hereby appoints Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral of Agent in assets which, in accordance with Article 9 of the UCC can be perfected only by possession (or where the security interest of a secured party with possession has priority over the security interest of another secured party) and Agent and each Lender hereby acknowledges that it holds possession of any such Collateral for the benefit of Agent as secured party.  Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

6.10.                      Successor Agent.  Agent may resign as Agent upon thirty (30) days' notice to Lenders and the Borrower. If Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders or their affiliates a successor agent for Lenders subject to the Company's approval of the successor, which shall not be unreasonably withheld.  If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders and the Borrower, a successor agent from among Lenders.  Upon the acceptance by the Lender so selected of its appointment as successor agent hereunder, such successor agent shall succeed to all of the rights, powers and duties of the retiring Agent and the term "Agent" as used herein and in the other Loan Documents shall mean such successor agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated.  After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 6 shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement.  If no successor agent has accepted appointment as Agent by the date which is thirty (30) days after the date of a retiring Agent's notice of resignation, the retiring Agent’s resignation shall nonetheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

6.11.                      Other Agent Designations.  Agent may at any time and from time to time determine that a Lender may, in addition, be a "Co-Agent", "Syndication Agent", "Documentation Agent" or similar designation hereunder and enter into an agreement with such Lender to have it so identified for purposes of this Agreement.  Any such designation shall be effective upon written notice by Agent to the Borrower of any such designation.  Any Lender that is so designated as a Co-Agent, Syndication Agent, Documentation Agent or such similar designation by Agent shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any of the other Loan Documents other than those applicable to all Lenders as such.  Without limiting the foregoing, the Lenders so identified shall not have or be deemed to have any fiduciary relationship with any Lender and no Lender shall be deemed to have relied, nor shall any Lender rely, on a Lender so identified as a Co-Agent, Syndication Agent, Documentation Agent or such similar designation in deciding to enter into this Agreement or in taking or not taking action hereunder.

The Agent is authorized to rely on any written, verbal, electronic, telephonic or telecopy loan requests which the Agent believes in its good faith judgment to emanate from a properly authorized representative of the Borrower, whether or not that is in fact the case.  The Borrower does hereby irrevocably confirm, ratify and approve all such advances by the Agent or the Lenders and does hereby indemnify the Agent or the Lenders against losses and expenses (including court costs, attorneys' and paralegals' fees) and shall hold the Agent and the Lenders harmless with respect thereto.

7.           SECURITY FOR THE OBLIGATIONS.

7.1.           Security for Obligations.  As security for the payment of the Obligations, the Borrower does hereby pledge, assign, transfer and deliver to the Agent and the Lenders and does hereby grant to the Agent and the Lenders a continuing and unconditional security interest in and to any and all property of the Borrower, of any kind or description, tangible or intangible, whether now existing or hereafter arising or acquired, including, but not limited to, the following (all of which property, along with the products and proceeds therefrom, are individually and collectively referred to as the "Collateral"):

(a)         all property of, or for the account of, the Borrower now or hereafter coming into the possession, control or custody of, or in transit to, the Lenders or any agent or bailee for the Agent, any Lenders or any parent, affiliate or subsidiary of the Agent or any Lender (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all earnings, dividends, interest, or other rights in connection therewith and the products and proceeds therefrom, including the proceeds of insurance thereon; and

(b)         the additional property of the Borrower, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions for, and replacements, products and proceeds therefrom, and all of the Borrower's books and records and recorded data relating thereto (regardless of the medium of recording or storage), together with all of the Borrower's right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media, identified and set forth as follows:

(i)           All Accounts and all Goods whose sale, lease or other disposition by the Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, the Borrower, or rejected or refused by an Account Debtor;

(ii)           All Real Property;

(iii)           All Inventory, including, without limitation, raw materials, work-in-process and finished goods;

(iv)           All Goods (other than Inventory), including, without limitation, embedded software, Equipment, vehicles, furniture and Fixtures:

(v)           All Software and computer programs and Intellectual Property;

(vi)           All Securities, Investment Property, Financial Assets and Deposit Accounts;

(vii)           All Chattel Paper, Electronic Chattel Paper, Instruments, Documents, all proceeds of letters of credit, health care insurance Receivables, Supporting Obligations,  notes secured by real estate, and General Intangibles, including Payment Intangibles; and

(viii)                      All insurance policies and proceeds insuring the foregoing property or any part thereof, including unearned premiums.

7.2.           Possession and Transfer of Collateral.  Until an Event of Default has occurred hereunder, the Borrower shall be entitled to possession or use of the Collateral.  The cancellation or surrender of the Note, upon payment or otherwise, shall not affect the right of the Agent on behalf of the Lenders to retain the Collateral for any other of the Obligations.  The Borrower shall not sell, assign (by operation of law or otherwise), license, lease or otherwise dispose of, or grant any option with respect to any of the Collateral, except that the Borrower may sell Inventory in the ordinary course of business.

7.3.           Financing Statements.  The Borrower shall, at the Agent's request, at any time and from time to time, execute and deliver to the Agent such financing statements, amendments and other documents and do such acts as the Agent deems necessary in order to establish and maintain valid, attached and perfected first security interests in the Collateral in favor of the Agent, free and clear of all Liens and claims and rights of third parties whatsoever (except as otherwise specifically set forth in Section 8.15 or Section 9.2 hereof).  The Borrower hereby irrevocably authorizes the Agent at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed, or (ii) as being of an equal or lesser scope or within greater detail, and (b) contain any other information required by Section 5 of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Borrower is an organization, the type of organization and any organization identification number issued to the Borrower, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.  The Borrower agrees to furnish any such information to the Agent promptly upon request.  The Borrower further ratifies and affirms its authorization for any financing statements and/or amendments thereto, executed and filed by the Agent in any jurisdiction prior to the date of this Agreement.

7.4.           Additional Collateral.  The Borrower shall deliver to the Agent immediately upon its demand, such other collateral as the Agent may from time to time request, should the value of the Collateral, in the Agent's sole and absolute discretion, decline, deteriorate, depreciate or become impaired, and does hereby grant to the Agent and the Lenders a continuing security interest in such other collateral, which, when pledged, assigned and transferred to the Agent and the Lenders shall be and become part of the Collateral.  The Agent's and Lenders' security interests in each of the foregoing Collateral shall be valid, complete and perfected whether or not covered by a specific assignment.

7.5.           Preservation of the Collateral.  The Agent may, but is not required to, take such action from time to time as the Agent deems appropriate to maintain or protect the Collateral.  The Agent shall have exercised reasonable care in the custody and preservation of the Collateral if it takes such action as the Borrower shall reasonably request in writing; provided, however, that such request shall not be inconsistent with the Agent's and the Lenders' status as a secured party, and the failure of the Agent to comply with any such request shall not be deemed a failure to exercise reasonable care.  In addition, any failure of the Agent to preserve or protect any rights with respect to the Collateral against prior or third parties, or to do any act with respect to preservation of the Collateral, not so requested by the Borrower, shall not be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral.  The Borrower shall have the sole responsibility for taking such action as may be necessary, from time to time, to preserve all rights of the Borrower and the Agent and the Lenders in the Collateral against prior or third parties.  Without limiting the generality of the foregoing, where Collateral consists in whole or in part of securities, the Borrower represents to, and covenants with, the Agent and the Lenders that the Borrower has made arrangements for keeping informed of changes or potential changes affecting the securities (including, but not limited to, rights to convert or subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Borrower agrees that neither the Agent nor the Lenders shall have any responsibility or liability for informing the Borrower of any such or other changes or potential changes or for taking any action or omitting to take any action with respect thereto.

7.6.           Other Actions as to any and all Collateral.  The Borrower further agrees to take any other action reasonably requested by the Agent to insure the attachment, perfection and first priority of, and the ability of the Agent to enforce, the Agent's and the Lenders' security interest in any and all of the Collateral including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that the Borrower's signature thereon is required therefor, (b) causing the Agent's and the Lenders' name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Agent to enforce, the Agent's and the Lenders' security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Agent to enforce, the Agent's and the Lenders' security interest in such Collateral, (d) obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other Person obligated on Collateral, (e) obtaining waivers from mortgagees and landlords or other third parties in form and substance satisfactory to the Agent, (f) taking all actions required by the UCC in effect from time to time or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction and (g) cooperating with Agent in the disposition of any Collateral to satisfy amounts due to any Lender following any Event of Default.

7.7.           Collateral in the Possession of a Warehouseman or Bailee.  If any of the Collateral at any time is in the possession of a warehouseman or bailee, the Borrower shall promptly notify the Agent thereof, and if requested by the Agent, shall promptly obtain an acknowledgment from the warehouseman or bailee, in form and substance satisfactory to the Agent, that the warehouseman or bailee holds such Collateral for the benefit of the Agent and shall act upon the instructions of the Agent, without the further consent of the Borrower.

7.8.           Commercial Tort Claims.  If the Borrower shall at any time hold or acquire a commercial tort claim, the Borrower shall immediately notify the Agent in writing signed by the Borrower of the details thereof and grant to the Agent and the Lenders in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Agent.

7.9.           Electronic Chattel Paper and Transferable Records.  If the Borrower at any time holds or acquires an interest in any electronic chattel paper or any "transferable record", as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Borrower shall promptly notify the Agent thereof and, at the request of the Agent, shall take such action as the Agent may reasonably request to vest in the Agent control under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

8.           REPRESENTATIONS AND WARRANTIES.

To induce the Agent and Lenders to make the Loan, the Borrower makes the following representations and warranties to the Agent and the Lenders, each of which shall be true and correct as of the date of the execution and delivery of this Agreement, and as of the date of the Second Draw and the Third Draw closings, and which shall survive the execution and delivery of this Agreement:

8.1.           Borrower Organization and Name.  The Borrower is a corporation duly organized, existing and in good standing under the laws of the State of Florida, with full and adequate corporate power to carry on and conduct its business as presently conducted.  The Borrower's state issued organizational identification number is P03000000129.  The Borrower is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing.  The exact legal name of the Borrower is as set forth in the first paragraph of this Agreement, and the Borrower currently does not conduct, nor has it during the last five (5) years conducted, business under any other name or trade name, except for "Interaxx Digital Tools, Inc." which it used prior to July 23, 2004.  The Borrower does not have any Subsidiaries.

8.2.           Authorization; Validity.  The Borrower has full right power and authority to enter into this Agreement, to make the borrowings and execute and deliver the Loan Documents as provided herein and to perform all of its duties and obligations under this Agreement and the Loan Documents.  The execution and delivery of this Agreement and the Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the articles of incorporation or bylaws of the Borrower.  All necessary and appropriate corporate action has been taken on the part of the Borrower to authorize the execution and delivery of this Agreement and the Loan Documents.  This Agreement and the Loan Documents are valid and binding agreements and contracts of the Borrower in accordance with their respective terms.

8.3.           Compliance with Laws.  The nature and transaction of the Borrower's Business and operations and the use of its properties and assets, including, but not limited to, the Collateral or any real estate owned or occupied by the Borrower, do not and during the term of the Loan shall not, violate or conflict with any applicable law, statute, ordinance, rule, regulation or order of any kind or nature, including, without limitation, the provisions of Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, the Code, and the rules and regulations thereunder, and all Environmental Laws or any zoning, land use, building, noise abatement, occupational health and safety or other laws, any building permit or any condition, grant, easement, covenant, condition or restriction, whether recorded or not.  The Borrower has obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority required for the lawful conduct of its business (the "Permits").  All of the Permits are valid and subsisting and in full force and effect.  There are no actions, claims or proceedings pending or to the best of the Borrower's knowledge, threatened that seek the revocation, cancellation, suspension or modification of any of the Permits.

8.4.           Regulated Business.  Without limiting the generality of the representation and warranty set forth in Section 8.3, Borrower represents and warrants that it has been issued such licenses or permits as are required to conduct its business as being conducted as of the date hereof, including but not limited to your license to be a supplier of durable medical equipment, orthotics, prosthetics, and supplies ("DMEPOS") issued by the Centers for Medicare & Medicaid Services and your license from the State of Florida to be a Home Medical Equipment and Services provider ("HME") and as Borrower intends to conduct its business at least during the term of the Loan. None of the individuals in its employ are required to have any licenses to operate Borrower's business.  Copies of the DMEPOS and HME licenses are attached hereto as Schedule 8.4.

8.5.           Environmental Laws and Hazardous Substances.  The Borrower represents, warrants and agrees with the Agent that (i) the Borrower has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off any of the premises of the Borrower (whether or not owned by it) in any manner which at any time violates any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder, (ii) the operations of the Borrower comply in all material respects with all Environmental Laws and all licenses, permits certificates, approvals and similar authorizations thereunder, (iii) there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or, to the best of the Borrower's knowledge, threatened, and the Borrower shall immediately notify the Agent upon becoming aware of any such investigation, proceeding, complaint, order, directive, claim, citation or notice, and shall take prompt and appropriate actions to respond thereto, with respect to any non-compliance with, or violation of, the requirements of any Environmental Law by the Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material or any other environmental, health or safety matter, which affects the Borrower or its business, operations or assets or any properties at which the Borrower has transported, stored or disposed of any Hazardous Materials, (iv) the Borrower has no material liability, contingent or otherwise, in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material, and (v) without limiting the generality of the foregoing, the Borrower shall, following determination by the Agent that there is non-compliance, or any condition which requires any action by or on behalf of the Borrower in order to avoid any non-compliance, with any Environmental Law, at the Borrower's sole expense cause an independent environmental engineer acceptable to the Agent to conduct such tests of the relevant site as are appropriate, and prepare and deliver a report setting forth the result of such tests, a proposed plan for remediation and an estimate of the costs thereof.

8.6.           Absence of Breach or Conflict.  The execution, delivery and performance of this Agreement, the Loan Documents and any other documents or instruments to be executed and delivered by the Borrower in connection with the Loan shall not: (i) violate any provisions of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority, or (ii) conflict with, be inconsistent with, or result in any breach or default of any of the terms, covenants, conditions, or provisions of any indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which the Borrower is a party or by which the Borrower or any of its property or assets may be bound.

8.7.           Capitalization.  The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Borrower (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Borrower) is set forth in Schedule 8.7. All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. Except as disclosed in Schedule 8.7, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Borrower is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as disclosed in Schedule 8.7, there are no anti-dilution or price adjustment provisions contained in any security issued by the Borrower (or in any agreement providing rights to security holders) and the issue and sale of the Securities will not obligate the Borrower to issue shares of Common Stock or other securities to any Person and will not result in a right of any holder of Borrower securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the Borrower, except as specifically disclosed in Schedule 8.7, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Borrower, beneficial ownership of in excess of 5% of the outstanding Common Stock, ignoring for such purposes any limitation on the number of shares of Common Stock that may be owned at any single time.

8.8.           Reservation of Shares.  The Borrower has reserved and until the Loan is repaid in full the Borrower shall keep reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon conversion of the Loan into shares of common stock.

8.9.           SEC Reports; Financial Statements.  The Borrower has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Borrower was required by law to file such material) (the foregoing materials (together with any materials filed by the

Borrower under the Exchange Act, whether or not required) being collectively referred to herein as the "SEC Reports" and, together with this Agreement and the Exhibits and Schedules to this Agreement, the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  The Borrower has delivered to the Agent true, correct and complete copies of all SEC Reports filed within the 10 days preceding the date hereof.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Borrower included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Borrower as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.  All material agreements to which the Borrower is a party or to which the property or assets of the Borrower is subject are included as part of or specifically identified in the SEC Reports.

8.10.                      Collateral Representations.  The Borrower is the sole owner of the Collateral, free from any Lien of any kind, other than the Lien of the Agent and the Lenders.

8.11.                      Financial Statements.  All financial statements submitted to the Agent have been prepared in accordance with GAAP on a basis, except as otherwise noted therein, consistent with the previous fiscal year and truly and accurately reflect the financial condition of the Borrower and the results of the operations for the Borrower as of such date and for the periods indicated.  Since the date of the most recent financial statement submitted by the Borrower to the Agent, there has been no material adverse change in the financial condition or in the assets or liabilities of the Borrower, or any changes except those occurring in the ordinary course of business.

8.12.                      Projections. The projections provided to Agent by Borrower, a copy of which are attached hereto as Exhibit "E" represent Borrower's best estimate of its anticipated sales and costs for the periods covered thereby based upon the assumptions set forth therein.

8.13.                      Priority of Liens.  The security interests and liens granted to Agent and Lenders under this Agreement and the other Loan Documents constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens created pursuant hereto.

8.14.                      Intellectual Property.  Borrower owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted.  As of the date hereof, the Borrower does not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in Schedule 8.14 attached hereto and has not granted any licenses with respect thereto other than as set forth therein.  No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights.  To the best of the Borrower's knowledge, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by the Borrower infringes any patent, trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person presently and no claim or litigation is pending or threatened against or affecting the Borrower contesting its right to sell or use any such Intellectual Property.  Schedule 8.14 sets forth all of the agreements or other arrangements of the Borrower pursuant to which the Borrower has a material license or other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of the Borrower as in effect on the date hereof (collectively, together with such agreements or other arrangements as may be entered into by the Borrower after the date hereof, collectively, the "License Agreements" and individually, a "License Agreement").  No trademark, servicemark, copyright or other Intellectual Property at any time used by the Borrower which is owned by another person, or owned by the Borrower subject to any Lien in favor of any person other than Agent, is affixed to any Inventory, except (a) to the extent permitted under the term of the license agreements listed on Schedule 8.14 and (b) to the extent the sale of Inventory to which such Intellectual Property is affixed is permitted to be sold by the Borrower under applicable law (including the United States Copyright Act of 1976).

8.15.                      Litigation and Taxes.  There is no litigation, demand, charge, claim, petition or governmental investigation or proceeding pending, or threatened, against the Borrower, which, if adversely determined, would result in any material adverse change in the financial condition or properties, business or operations of the Borrower.  The Borrower has duly filed all applicable income or other tax returns on a timely basis and has paid all income or other taxes when due.  There is no controversy or objection pending, or threatened in respect of any tax returns of the Borrower.

8.16.                      Event of Default.  No Event of Default has occurred and is continuing, and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under this Agreement or any of the Loan Documents and the Borrower is not in default (without regard to grace or cure periods) under any contract or agreement to which it is a party.

8.17.                      ERISA Obligations.  Borrower is not subject to ERISA.

8.18.                      Adverse Circumstances.  No condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or threatened litigation or proceeding or basis therefor) exists which (a) could adversely affect the validity or priority of the Liens granted to the Agent and the Lenders under the Loan Documents, (b) could materially adversely affect the ability of the Borrower to perform its obligations under the Loan Documents, (c) would constitute a default under any of the Loan Documents, or (d) would constitute such a default with the giving of notice or lapse of time or both.

8.19.                      Lending Relationship.  The Borrower acknowledges and agrees that the relationship hereby created with the Agent and the Lenders is and has been conducted on an open and arm's length basis in which no fiduciary relationship exists and that the Borrower has not relied and is not relying on any such fiduciary relationship in executing this Agreement and in consummating the Loan.  The Agent represents that it will receive the Note payable to its order as evidence of a bank loan.

8.20.                      Business Loan.  The Loan, including interest rate, fees and charges as contemplated hereby, (i) are business loans within the purview of 815 ILCS 205/4(1)(c), as amended from time to time, (ii) are an exempted transaction under the Truth In Lending Act, 12 U.S.C. 1601 etseq., as amended from time to time, and (iii) do not, and when disbursed shall not, violate the provisions of the Illinois usury laws, any consumer credit laws or the usury laws of any state which may have jurisdiction over this transaction, the Borrower or any property securing the Loan.

8.21.                      Compliance with Regulation U.  No portion of the proceeds of the Loan shall be used by the Borrower, or any affiliates of the Borrower, either directly or indirectly, for the purpose of purchasing or carrying any margin stock, within the meaning of Regulation U as adopted by the Board of Governors of the Federal Reserve System.

8.22.                      Governmental Regulation.  The Borrower is not, or after giving effect to any loan, will not be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

8.23.                      Small Business Matters.  The Borrower, together with its "affiliates" (as that term is defined in Title 13, Code of Federal Regulations, § 121.103), is a "small business concern" within the meaning of the Small Business Investment Act of 1958, as amended, and the regulations thereunder, including but not limited to Title 13, Code of Federal Regulations, § 121.103 (the "SBIA") and is in full compliance with, the provisions of the SBIA.  The information regarding the Borrower and its affiliates set forth in the SBA Form 480, Form 652 and Parts A and B of Form 1031; delivered at the Closing is accurate and complete.  The information regarding use of proceeds to be used by certain of the Lenders in completing SBA Form 1050 is also accurate and complete.  Copies of such forms shall have been completed and executed by the Borrower and delivered at the Closing together with a written statement of the Borrower regarding its planned use of the proceeds from the Loan.  The Borrower does not presently engage in, and it shall not hereafter engage in, any activities, nor shall the Borrower use directly or indirectly the proceeds from the Loan hereunder for any purpose, for which a Small Business Investment Company is prohibited from providing funds by the SBIA).  The Borrower acknowledges that the Lenders are and the Agent is a federal licensee under the SBIA.  Neither the Borrower nor any of its officers, managers, or shareholders or, to the best of their knowledge, their employees directly or indirectly own or control, or are related to any Person who owns or controls, any interest in, or is an officer, director, employee, shareholder, or agent of, the Agent or any entity in any way related to or affiliated with the Agent or any Lender or any other Small Business Investment Company.  The Borrower has not received, is not receiving, and has no intention to apply for any assistance from the SBA or any small Business Investment Company other than the Agent or any Lender.

8.24.                      Individual Licenses.  There are no licenses required of individuals which are necessary to the conduct of the Borrower's Business as presently conducted.

8.25.                      Solvency.  The Borrower is Solvent as of the date hereof and is not aware of any circumstance or event as of the date hereof that would result in the Borrower becoming not Solvent.  Immediately after the Closing the Borrower will be, Solvent. As used herein, the term "Solvent" means, with respect to a particular date, that on such date, (i) the fair market value of the total assets of the Borrower exceeds its total liabilities (including, without limitation, stated liabilities and contingent liabilities), and (ii) the Borrower is as of any time or from time to time currently able to discharge its debts as they come due or mature.  The Borrower has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy, insolvency, debtor relief, reorganization or similar law, nor does the Borrower have any knowledge or reason to believe that creditors of the Borrower have initiated or intend to initiate involuntary bankruptcy or similar proceedings.

8.26.                      Labor Agreements and Relations.

(a)         Other than the Non-Compete Agreements with the Designated Stockholders there are no employment agreements or arrangements between the Borrower and any person and no collective bargaining or similar agreements between or applicable to the Borrower and any union, labor organization or other bargaining agent in respect of the employees of the Borrower as of the date hereof.

(b)         The Borrower's relations with its employees are good.

(c)         There is (i) no dispute, administrative proceeding or hearing or litigation pending or threatened with respect to any employee or former employee of the Borrower, (ii) no significant unfair labor practice complaint pending against the Borrower or, to the best of the Borrower's knowledge, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending as of the date hereof against the Borrower or, to best of the Borrower's knowledge, threatened against it, and (ii) no significant strike, labor dispute, slowdown or stoppage is pending against the Borrower or, to the best of the Borrower's knowledge, threatened against the Borrower.

8.27.                      Real Estate.  Borrower does not own any Real Property.  Schedule 8.27 attached hereto and by this reference made a part hereof sets forth all Real Property leased by the Borrower, together with, in the case of leased property, the name and mailing address of the lessor of such property.  The Borrower has (a) good and marketable fee simple title to or valid leasehold interests in all of its Real Property and (b) good and marketable title to all of its other property (including without limitation, all real and other property in each case as reflected in the financial statements delivered to the Agent hereunder), and in each case subject to no Liens other than Liens permitted hereunder. The Borrower enjoys peaceful and undisturbed possession of all its Real Property and there is no pending or, to the best of its knowledge, threatened condemnation proceeding relating to any such Real Property.  None of the leases evidencing any leasehold interests of the Borrower (the "Leases") contains provisions which have or could reasonably be expected to have a material adverse effect on the Agent or the Collateral.  No default exists under any Lease.  All of the Real Property owned, leased or used by the Borrower in the conduct of the Business is (i) insured to the extent and in a manner customary in the industry in which the Borrower is engaged, (ii) structurally sound with no known defects which have or could reasonably be expected to have a material adverse effect on the Agent or its Collateral, (iii) in good operating condition and repair, subject to ordinary wear and tear, (iv) not in need of maintenance or repair except for ordinary, routine maintenance and repair the cost of which is immaterial, (v) sufficient for the operation of the Business as currently conducted and (vi) in conformity with all applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, environmental, motor vehicle safety, occupational safety and health laws and regulations) relating thereto, except where the failure to conform could not reasonably be expected to have a material adverse effect.

8.28.                      Transactions With Affiliates and Employees.  Except as set forth in SEC Reports filed at least ten days prior to the date hereof, none of the officers or directors of the Borrower and, to the knowledge of the Borrower, none of the employees of the Borrower is presently a party to any transaction with the Borrower (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

8.29.                      Bank Accounts.  The account numbers and locations of all Deposit accounts and other bank accounts of the Borrower are as follows listed on Schedule 8.29.

8.30.                      Place of Business.  The principal place of business of the Borrower is 2101 West Atlantic Boulevard, Suite 101, Pompano, Florida   33069 and the Borrower shall promptly notify the Agent of any change in such location.  The Borrower will not remove or permit the Collateral to be removed from such location without the prior written consent of the Agent, except for Inventory sold in the usual and ordinary course of the Borrower's business.

8.31.                      Internal Accounting Controls.  The Borrower maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

8.32.                      Complete Information.  This Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials submitted to the Agent in connection with or in furtherance of this Agreement by or on behalf of the Borrower fully and fairly state the matters with which they purport to deal, and neither misstate any material fact nor, separately or in the aggregate, fail to state any material fact necessary to make the statements made not misleading.

9.           NEGATIVE COVENANTS.

9.1.           Indebtedness.  The Borrower shall not, either directly or indirectly, create, assume, incur or have outstanding any Indebtedness (including purchase money indebtedness), or become liable, whether as endorser, guarantor, surety or otherwise, for any debt or obligation of any other Person, except:

(a)         the Obligations;

(b)         endorsement for collection or deposit of any commercial paper secured in the ordinary course of business;

(c)         obligations of the Borrower for taxes, assessments, municipal or other governmental charges;

(d)         obligations of the Borrower for accounts payable, other than for money borrowed, incurred in the ordinary course of business;

(e)         obligations in the forms of guarantees of either payment or performance by Borrower or any other person;

(f)         obligations existing on the date hereof which are disclosed on the financial statements referred to in Section 8.11; and

(g)         obligations arising under Capital Leases for property acquired (or deemed to be acquired) by the Borrower or claims arising from the use or loss of, or damage to, such property.

9.2.           Encumbrances.  The Borrower shall not, either directly or indirectly, create, assume, incur or suffer or permit to exist any Lien or charge of any kind or character upon any asset of the Borrower, whether owned at the date hereof or hereafter acquired except:

(a)         Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith by appropriate proceedings in such a manner as not to make the property forfeitable;

(b)         Liens or charges incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of an advance or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

(c)         Liens arising out of judgments or awards against the Borrower with respect to which it shall concurrently therewith be prosecuting a timely appeal or proceeding for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review;

(d)         pledges or deposits to secure obligations under worker's compensation laws or similar legislation;

(e)         good faith deposits in connection with lending contracts or leases to which the Borrower is a party;

(f)         deposits to secure public or statutory obligations of the Borrower;

(g)         Liens existing on the date hereof and disclosed on the financial statements referred to in Section 8.11;

(h)         Liens securing obligations permitted under Section 4.1(c); and

(i)         Liens granted to the Agent and the Lenders hereunder.

9.3.           Investments.  The Borrower shall not, either directly or indirectly, make or have outstanding any new investments (whether through purchase of stocks, obligations, hedging transactions or otherwise) in, or loans or advances to, or make an Acquisition of, any other Person, or acquire all or any substantial part of the assets, business, stock or other evidence of beneficial ownership of any other Person except:

(a)         investments in direct obligations of the United States;

(b)         investments in certificates of deposit issued by any bank with assets greater than One Hundred Million Dollars ($100,000,000.00); or

(c)         investments in Prime Commercial Paper (for purposes hereof, Prime Commercial Paper shall mean short-term unsecured promissory notes sold by large corporations and rated A-1/P-1 by Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and Moody's Investment Service, Inc.).

9.4.           Subsidiaries; Transfer; Merger.  The Borrower shall not form any subsidiaries, and shall not, either directly or indirectly, merge, consolidate, sell, transfer, license, lease, encumber or otherwise dispose of all or any part of its property or business or all or any substantial part of its assets, or sell or discount (with or without recourse) any of its Promissory Notes, Chattel Paper, Payment Intangibles or Accounts, except Inventory in the ordinary course of business.

9.5.           Issuance of Stock Interests.  Except as required pursuant to and in accordance with the terms of that certain settlement agreement between the Borrower and Mr. Michael Pringle dated November 30, 2006, the Borrower shall not, either directly or indirectly, issue or distribute any additional capital stock or other securities of the Borrower.

9.6.           Distributions.  The Borrower shall not, either directly or indirectly, purchase or redeem any shares of its stock, or declare or pay any dividends (other than stock dividends), whether in cash or otherwise, or set aside any funds for any such purpose or make any distribution to its shareholders.

9.7.           Bank Accounts.  The Borrower shall not establish any new Deposit accounts or other bank accounts, other than bank accounts set forth on Schedule 8.28 without the prior written consent of the Agent.

9.8.           Change of Legal Status; Organizational Documents.  The Borrower shall not change its name, its organizational identification number, if it has one, its type of organization, its jurisdiction of organization or other legal structure.  The Borrower shall not amend any of its articles or bylaws or any agreements among its stockholders and shall not alter the present size of its board of directors, which has been set by resolution of the board of directors at six members.

9.9.           Permits.  The Borrower shall maintain in effect all Permits necessary to lawfully operate the Business where and how it's conducted during the term of the Loan.

10.           AFFIRMATIVE COVENANTS.

10.1.                      Corporate Existence.  The Borrower shall at all times preserve and maintain its corporate existence, rights, franchises and privileges, and shall at all times continue as a going concern in the business which the Borrower is presently conducting.  If the Borrower does not have a state issued identification number and later obtains one, the Borrower shall promptly notify the Agent of such organizational identification number.

10.2.                      Maintain Property.  The Borrower shall at all times maintain, preserve and keep its plant, properties and Equipment, including, but not limited to, any Collateral, in good repair, working order and condition, normal wear and tear excepted, and shall from time to time make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained.  The Borrower shall permit the Agent to examine and inspect such plant, properties and Equipment, including, but not limited to, any Collateral, at all reasonable times.

10.3.                      Maintain Insurance.  The Borrower shall at all times insure and keep insured with insurance companies acceptable to the Agent, all insurable property owned by it which is of a character usually insured by companies similarly situated and operating like properties, against loss or damage from fire and such other hazards or risks as are customarily insured against by companies similarly situated and operating like properties; and shall similarly insure employers', public and professional liability risks.  Borrower shall maintain such insurance policies are outlined on Exhibit "F" attached hereto.  Prior to the date of the funding of the Note, the Borrower shall deliver to the Lender a certificate setting forth in summary form the nature and extent of the insurance maintained by the Borrower pursuant to this Section 10.  All such policies of insurance must be satisfactory to the Agent in relation to the amount and term of the Obligations and type and value of the Collateral and assets of the Borrower, shall identify the Agent on behalf of the Lenders as sole loss payee or mortgagee and as an additional insured.  In the event the Borrower either fails to provide the Agent with evidence of the insurance coverage required by this Section or at any time hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay any premium in whole or in part relating thereto, then the Agent, without waiving or releasing any obligation or default by the Borrower hereunder, may at any time (but shall be under no obligation to so act), obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto, which the Agent deems advisable.  This insurance coverage (i) may, but need not, protect the Borrower's interest in the such property, including, but not limited to the Collateral, and (ii) may not pay any claim made by, or against, the Borrower in connection with such property, including, but not limited to the Collateral.  The Borrower may later cancel any such insurance purchased by the Agent, but only after providing the Agent with evidence that the Borrower has obtained the insurance coverage required by this Section.  The costs of such insurance obtained by the Agent, through and including the effective date such insurance coverage is canceled or expires, shall be payable on demand by the Borrower to the Agent, together with interest at the Default Rate on such amounts until repaid and any other charges by the Agent in connection with the placement of such insurance.  The costs of such insurance, which may be greater than the cost of insurance which the Borrower may be able to obtain on its own, together with interest thereon at the Default Rate and any other charges by the Agent in connection with the placement of such insurance may be added to the total Obligations due and owing.

10.4.                      Tax Liabilities.  The Borrower shall at all times pay and discharge all property and other taxes, assessments and governmental charges upon, and all claims (including claims for labor, materials and supplies) against the Borrower or any of its properties, Equipment or Inventory, before the same shall become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and are insured against or bonded over to the satisfaction of the Agent.

10.5.                      Financial Statements.  The Borrower shall at all times maintain a standard and modern system of accounting, on the accrual basis of accounting and in all respects in accordance with GAAP, and shall furnish to the Agent or its authorized representatives such information regarding the business affairs, operations and financial condition of the Borrower, including, but not limited to:

(a)         as soon as available, and in any event, within ninety (90) days after the close of each of its fiscal years, a copy of the annual audited, compiled financial statements of the Borrower, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended and such other information (including nonfinancial information) as the Agent may request, in reasonable detail, prepared and certified by an independent certified public accountant acceptable to the Agent, containing an unqualified opinion;

(b)         as soon as available, and in any event, within forty-five (45) days following the end of each fiscal quarter, a copy of the financial statements of the Borrower regarding such fiscal quarter, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal quarter then ended and such other information (including nonfinancial information) as the Agent may request, in reasonable detail, prepared and certified as accurate by the Borrower; and

(c)         as soon as available, and in any event, within thirty (30) days following the end of each calendar month, a copy of the financial statements of the Borrower regarding such calendar month, including balance sheet, statement of income and retained earnings, statement of cash flows for the calendar month then ended and such other information (including nonfinancial information) as the Agent may request, in reasonable detail, prepared and certified as accurate by the Borrower.

10.6.                      Changes in Accounting Principles.  No change with respect to such accounting principles shall be made by the Borrower without giving prior notification to the Agent.  The Borrower represents and warrants to the Agent that the financial statements delivered to the Agent at or prior to the execution and delivery of this Agreement and to be delivered at all times thereafter accurately reflect and will accurately reflect the financial condition of the Borrower.  The Agent shall have the right at all times during business hours to inspect the books and records of the Borrower and make extracts therefrom.  The Borrower agrees to advise the Agent immediately of any adverse change in the financial condition, the operations or any other status of the Borrower.

10.7.                      Supplemental Financial Statements.  The Borrower shall immediately upon receipt thereof, provide to the Agent copies of interim and supplemental reports if any, submitted to the Borrower by independent accountants in connection with any interim audit or review of the books of the Borrower.

10.8.                      Prompt Payment.  The Borrower shall make payments to the Agent and to all other third parties promptly and on or prior to the due date for any such obligations.

10.9.                      Business.  The Borrower shall not conduct its business other than as the Business while the Loan remains outstanding.

10.10.                      Notices.  The Borrower shall immediately advise the Agent of any violation of law by Borrower or by any other person affecting Borrower's ability to conduct its Business or any change in legal or regulatory status of Borrower or any of the Designated Stockholders which would affect Borrower's ability to conduct its Business.  The Borrower shall also immediately notify Agent of any litigation pending or threatened against it or any regulatory action by any Governmental Authority pending or threatened against it.  The Borrower shall immediately notify the Agent of any default by Borrower under the Transaction Documents or any other agreement to which the Borrower is a party.

10.11.                      Covenant Compliance Report.  The Borrower shall, within thirty (30) days after the end of each month, deliver to the Agent a computation in such detail as the Agent shall specify, showing compliance by the Borrower with the financial covenants set forth in Section 11, and certain other information as set forth in a compliance certificate in the form attached hereto as Exhibit "L" certified as accurate by the Borrower.

10.12.                      Field Audits.  The Borrower shall allow the Agent, at the Borrower's sole expense, to conduct an annual field examination of the Accounts and Inventory of the Borrower, the results of which must be satisfactory to the Agent in the Agent's sole and absolute discretion.

10.13.                      Inspections.  Without limiting the generality of the foregoing, upon reasonable notice the Borrower shall permit the Agent (or such Persons as the Agent may designate, including representatives of the SBA) to visit and inspect, under the Borrower's guidance, any of the properties of the Borrower to examine all of its Collateral, books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss its affairs, finances and accounts with its officers and independent public accountants (and by this provision the Borrower authorize such accountants to discuss with the Agent the finances and affairs of the Borrower) all at such reasonable times and as often as may be reasonably requested.  The Borrower shall reimburse the Agent for the reasonable out of pocket expenses for such visit and inspection; provided, however, that the Borrower shall only be obligated to reimburse Agent for the costs associated with such inspections one (1) time within a twelve (12) month period.

10.14.                      Other Reports.  The Borrower shall, within such period of time as the Agent may specify, deliver to the Agent such other schedules and reports as the Agent may require, including but not limited to any reporting required of the Agent or the Borrower under the SBIA or by any Governmental Authority.

10.15.                      Other Information.  With reasonable promptness and without duplication of information described above, such other data and information as the Agent may reasonably request, including, without limitation, all information reasonably requested by the Agent in order for it to prepare and file SBA Form 468 and SBA Form 1050 on behalf of certain of the Lenders and any other information reasonably requested or required by any governmental agency assessing jurisdiction over the Lenders.

10.16.                      Collateral Records.  Borrower shall keep full and accurate books and records relating to the Collateral and shall mark such books and records to indicate the Agent's Lien in the Collateral.

10.17.                      Notice of Proceedings.  The Borrower shall, immediately after knowledge thereof shall have come to the attention of any officer of the Borrower, give written notice to the Agent of all threatened or pending actions, suits, and proceedings before any court or governmental department, commission, board or other administrative agency which may have a material effect on the business, property or operations of the Borrower.

10.18.                      Notice of Default.  The Borrower shall immediately after the commencement thereof, give notice to the Agent in writing of the occurrence of an Event of Default or of any event which, with the lapse of time, the giving of notice or both, would constitute an Event of Default hereunder (in any case, a "Notice of Default").

10.19.                      SBIC Regulatory Provisions.

(a)         Within 75 days after the Closing and at the end of each month thereafter until all of the proceeds from the Loan hereunder have been used by the Borrower, the Borrower shall deliver to the Agent a written statement certified by the Borrower's president or chief financial officer describing in reasonable detail the use of the proceeds of the Loan hereunder by the Borrower.  In addition to any other rights granted hereunder, the Borrower shall grant the Agent, the Lenders and the SBA access to the Borrower's records for the purpose of verifying the use of such proceeds; and

(b)         Promptly after the end of each calendar year (but in any event prior to February 28 of each year), Borrower shall deliver to Agent a written assessment of the economic impact of the Lenders' loan to Borrower, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the investment on the businesses of Borrower and on Taxes paid by Borrower and its employees.

10.20.                      Regulatory Compliance Cooperation.

(a)         If the Agent determines that the Agent or either of the Lenders has a Regulatory Problem (as defined below) in connection with the Loan, the Borrower shall take all such actions as are reasonably requested by the Agent in order to remedy the situation.  Such actions may include, but shall not necessarily be limited to:

(i)           entering into such additional agreements as are requested by a Lender or the Agent; and

(ii)           taking such additional actions as are reasonably requested by the Agent in order to effectuate the intent of the foregoing.

(b)         For purposes of this Agreement, a "Regulatory Problem" means any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or the Agent believes that there is a substantial risk of such assertion) that the Agent or its Affiliates are not entitled to hold, or exercise any significant right with respect to, the Loan.

10.21.                      Current Shareholdings.  The Designated Stockholders shall from time to time until the Loan is paid in full own at least eighty percent (80%) of the shares of the Borrower that they own as of the date hereof.

10.22.                      Modify Agreement.  The Borrower will cooperate with the Agent to enter into any modification of any of the Transaction Documents which contain a manifest error.

11.           FINANCIAL COVENANTS.

11.1.                      Available Cash/Liquidity.  At all times the Borrower shall maintain cash on hand of at least One Million and 00/100 Dollars ($1,000,000.00).

11.2.                      Advertising Budget.  The Borrower shall only expend funds on advertising in accordance with the budget attached hereto as Exhibit "J" unless the Lenders give their prior written consent otherwise.

12.           EVENTS OF DEFAULT.

The Borrower, without notice or demand of any kind, shall be in default under this Agreement upon the occurrence of any of the following events (each an "Event of Default").

12.1.                      Nonpayment of Obligations.  Any amount due and owing on the Note or any of the Obligations, whether by its terms or as otherwise provided herein, is not paid when due.

12.2.                      Misrepresentation.  Any oral or written warranty, representation, certificate or statement in this Agreement, the Transaction Documents or any other agreement with the Agent shall be false in any material respect when made or at any time.

12.3.                      Nonperformance.  Any failure to perform or default in the performance of any covenant, condition or agreement contained in this Agreement, or in the Transaction Documents or any other agreement with the Agent.

12.4.                      Default under Loan Documents.  A default under any of the other Loan Documents, all of which covenants, conditions and agreements contained therein are hereby incorporated in this Agreement by express reference, shall be and constitute an Event of Default under this Agreement and any other of the Obligations.

12.5.                      Default under Other Agreements.  Any default in the payment of principal, interest or any other sum for any other obligation beyond any period of grace provided with respect thereto or in the performance of any other term, condition or covenant contained in any agreement (including, but not limited to any capital or operating lease or any agreement in connection with the deferred purchase price of property) under which any such obligation is created, the effect of which default is to cause or permit the holder of such obligation (or the other party to such other agreement) to cause such obligation to become due prior to its stated maturity, to be an event of default under or to permit or to terminate such other agreement.  In addition any default by either Designated Stockholder under the Non-Compete or Lock-Up Agreements entered into in connection herewith shall constitute an Event of Default.

12.6.                      Assignment for Benefits of Creditors.  Any Obligor makes an assignment for the benefit of creditors, fails to pay, or admits in writing its inability to pay its debts as they mature; or if a trustee of any substantial part of the assets of any Obligor is applied for or appointed.

12.7.                      Bankruptcy.  Any proceeding involving any Obligor, is commenced by or against such Obligor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government.

12.8.                      Judgments.  The seizure of any of the Collateral by a person other than the Agent, or any Lender, entry of any judgment decree, levy, attachment, garnishment or other process, or the filing of any Lien against the Borrower in an amount in excess of Twenty-five Thousand Dollars ($25,000) with respect to any single instance or One Hundred Thousand Dollars in the aggregate of all such instances .

12.9.                      Change in Control.  The occurrence of a Change in Control.

12.10.                      Collateral Impairment.  The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against, any of the Collateral or any collateral under a separate security agreement securing any of the Obligations and such judgment or other process shall not have been, within thirty (30) days from the entry thereof, (i) bonded over to the satisfaction of the Agent and appealed, (ii) vacated, or (iii) discharged, or the loss, theft, destruction, seizure or forfeiture, or the occurrence of any material deterioration or impairment of any of the Collateral or any of the collateral under any security agreement securing any of the Obligations, or any material decline or depreciation in the value or market price thereof (whether actual or reasonably anticipated), which causes the Collateral, in the sole opinion of the Agent acting in good faith, to become unsatisfactory as to value or character, or which causes the Agent to reasonably believe that it is insecure and that the likelihood for repayment of the Obligations is or will soon be impaired, time being of the essence.  The cause of such deterioration, impairment, decline or depreciation shall include, but is not limited to, the failure by the Borrower to do any act deemed reasonably necessary by the Agent to preserve and maintain the value and collectability of the Collateral.

12.11.                      Individual Unavailable.  The death or incapacity of a Designated Stockholder or the loss of by any such individual of a license held by any of them that relates to the conduct of the Borrower's Business.

12.12.                      Licensing.  The revocation, suspension or other limitation of any license from any Governmental Authority relevant to the Business of the Borrower, whether held by the Borrower or any Designated Stockholder.

12.13.                      Invalidity of Lien.  The occurrence of any event that has the effect of any Lien granted to the Agent pursuant to the terms of this Agreement becoming invalid.

12.14.                      Material Adverse Event.  The occurrence of any material adverse event which causes a change in the financial condition of the Borrower, or which would have a material adverse effect on the business of the Borrower.

12.15.                      Material Adverse Financial Change.  The determination by the Agent that a material adverse change has occurred in the financial condition of the Borrower from the condition set forth in the most recent financial statement of the Borrower furnished to the Agent, or from the financial condition of the Borrower most recently disclosed to the Agent in any manner.

12.16.                      Subordination and Non-Disturbance Agreements.  The failure of the Borrower to obtain Subordination and Non-Disturbance agreements from each of its landlords in the form attached hereto as Exhibit "G" or otherwise in a form reasonably satisfactory to the Agent.

13.           REMEDIES.

13.1.                      Upon the occurrence of an Event of Default, the Agent on behalf of the Lenders shall have all rights, powers and remedies set forth in the Loan Documents, in any written agreement or instrument (other than this Agreement or the Loan Documents) relating to any of the Obligations or any security therefor, or as otherwise provided at law or in equity.  Without limiting the generality of the foregoing, the Agent may, at its option upon the occurrence of an Event of Default, declare all Obligations to be immediately due and payable, provided, however, that upon the occurrence of an Event of Default under either Section 12.6, "Assignment for Creditors", or Section 12.7, "Bankruptcy" all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of the Agent.  The Borrower hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of the Agent's or the Lenders' rights under the Loan Documents, and hereby consents to, and waives notice of release, with or without consideration, of any Collateral, notwithstanding anything contained herein or in the Loan Documents to the contrary.

In addition to the foregoing:

13.2.                      Possession and Assembly of Collateral.  The Agent may, without notice, demand or through legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which the Agent or the Lenders already have possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter into any of the Borrower's premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of and the Agent shall have the right to store the same in any of the Borrower's premises without cost to the Agent or the Lenders.  At the Agent's request, the Borrower will, at the Borrower's sole expense, assemble the Collateral and make it available to the Agent at a place or places to be designated by the Agent which is reasonably convenient to the Agent and the Borrower.

13.3.                      Sale of Collateral.  The Agent may sell any or all of the Collateral at public or private sale, upon such terms and conditions as the Agent may deem proper, and the Agent may, on behalf of the Lenders, purchase any or all of the Collateral at any such sale.  The Agent may apply the net proceeds, after deducting all costs, expenses, attorneys' and paralegals' fees incurred or paid at any time in the collection, protection and sale of the Collateral and the Obligations, to the payment of the Note and/or any of the other Obligations, returning the excess proceeds, if any, to the Borrower.  The Borrower shall remain liable for any amount remaining unpaid after such application, with interest.  Any notification of intended disposition of the Collateral required by law shall be conclusively deemed reasonably and properly given if given by the Agent at least five (5) calendar days before the date of such disposition.  The Borrower hereby confirms, approves and ratifies all acts and deeds of the Agent relating to the foregoing, and each part thereof.

13.4.                      Standards for Exercising Remedies.  To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, the Borrower acknowledges and agrees that it is not commercially unreasonable for the Agent (a) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as the Borrower, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, including, without limitation, any warranties of title, (k) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral.  The Borrower acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent's exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section.  Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to the Borrower or to impose any duties on the Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

13.5.                      UCC and Offset Rights.  The Agent may exercise, from time to time any and all rights and remedies available to it under the UCC or under any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any other agreements between any Obligor and the Agent, and may, without demand or notice of any kind, appropriate and apply toward the payment of such of the Obligations, whether matured or unmatured, including costs of collection and attorneys' and paralegals' fees, and in such order of application as the Agent may, from time to time, elect, any indebtedness of the Agent to any Obligor, however created or arising, including, but not limited to, balances, credits, deposits, accounts or moneys of such Obligor in the possession, control or custody of, or in transit to the Agent.  The Borrower, on behalf of itself and each Obligor, hereby waives the benefit of any law that would otherwise restrict or limit the Agent in the exercise of its right, which is hereby acknowledged, to appropriate at any time hereafter any such indebtedness owing from the Agent to any Obligor.

13.6.                      Additional Remedies.  The Agent shall have the right and power to:

(a)         instruct the Borrower, at its own expense, to notify any parties obligated on any of the Collateral, including, but not limited to, any Account Debtors, to make payment directly to the Agent of any amounts due or to become due thereunder, or the Agent may directly notify such obligors of the security interest of the Agent and the Lenders, and/or of the assignment to the Agent and Lenders of the Collateral and direct such obligors to make payment to the Agent of any amounts due or to become due with respect thereto, and thereafter, collect any such amounts due on the Collateral directly from such Persons obligated thereon;

(b)         enforce collection of any of the Collateral, including, but not limited to, any Accounts, by suit or otherwise, or make any compromise or settlement with respect to any of the Collateral, or surrender, release or exchange all or any part thereof; or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder;

(c)         take possession or control of any proceeds and products of any of the Collateral, including the proceeds of insurance thereon;

(d)         extend, renew or modify for one or more periods (whether or not longer than the original period) the Note, any other of the Obligations, any obligation of any nature of any other obligor with respect to the Note or any of the Obligations;

(e)         grant releases, compromises or indulgences with respect to the Note, any of the Obligations, any extension or renewal of any of the Obligations, any security therefor, or to any other obligor with respect to the Note or any of the Obligations;

(f)         transfer the whole or any part of securities which may constitute Collateral into the name of the Lenders or the Agent without disclosing, if the Agent so desires, that such securities so transferred are subject to the security interest of the Agent and the Lenders, and any corporation, association, or any of the managers or trustees of any trust issuing any of said securities, or any transfer agent shall not be bound to inquire, in the event that the Agent or any nominee makes any further transfer of said securities, or any portion thereof, as to whether the Agent or such nominee has the right to make such further transfer, and shall not be liable for transferring the same;

(g)         vote the Collateral;

(h)         make an election with respect to the Collateral under Section 1111 of the Bankruptcy Code or take action under Section 364 or any other section of the Bankruptcy Code; provided, however, that any such action of the Agent as set forth herein shall not, in any manner whatsoever, impair or affect the liability of the Borrower hereunder, nor prejudice, waive, nor be construed to impair, affect, prejudice or waive the Agent's or the Lenders' rights and remedies at law, in equity or by statute, nor release, discharge, nor be construed to release or discharge, the Borrower, any guarantor or other Person liable to the Agent for the Obligations; and

(i)         at any time, and from time to time, accept additions to, releases, reductions, exchanges or substitution of the Collateral, without in any way altering, impairing, diminishing or affecting the provisions of this Agreement, the Loan Documents, or any of the other Obligations, or the Agent's or the Lenders' rights hereunder, under the Note or under any of the other Obligations.

The Borrower hereby ratifies and confirms whatever the Agent may do with respect to the Collateral and agrees that the Agent shall not be liable for any error of judgment or mistakes of fact or law with respect to actions taken in connection with the Collateral.

13.7.                      Attorney-in-Fact.  The Borrower hereby irrevocably makes, constitutes and appoints the Agent (and any officer of the Agent or any Person designated by the Agent for that purpose) as the Borrower's true and lawful proxy and attorney-in-fact (and agent-in-fact) in the Borrower's name, place and stead, with full power of substitution, to (i) take such actions as are permitted in this Agreement, (ii) execute such financing statements and other documents and to do such other acts as the Agent may require to perfect and preserve the Agent's security interest in, and to enforce such interests in the Collateral, and (iii) carry out any remedy provided for in this Agreement, including, without limitation, endorsing the Borrower's name to checks, drafts, instruments and other items of payment, and proceeds of the Collateral, executing change of address forms with the postmaster of the United States Post Office serving the address of the Borrower, changing the address of the Borrower to that of the Agent, opening all envelopes addressed to the Borrower and applying any payments contained therein to the Obligations.  The Borrower hereby acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable.  The Borrower hereby ratifies and confirms all that said attorney-in-fact may do or cause to be done by virtue of any provision of this Agreement.

13.8.                      No Marshaling.  The Agent shall not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order.  To the extent that it lawfully may do so the Borrower hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Agent's rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Borrower hereby irrevocably waives the benefits of all such laws.

13.9.                      Application of Proceeds.  The Agent will within three (3) business days after receipt of cash or solvent credits from collection of items of payment, proceeds of Collateral or any other source, apply the whole or any part thereof against the Obligations secured hereby.  The Agent shall further have the exclusive right to determine how, when and what application of such payments and such credits shall be made on the Obligations, and such determination shall be conclusive upon the Borrower.  Any proceeds of any disposition by the Agent of all or any part of the Collateral may be first applied by the Agent to the payment of expenses incurred by the Agent in connection with the Collateral, including attorneys' fees and legal expenses as provided for in Section 13 hereof.

13.10.                      No Waiver.  No Event of Default shall be waived by the Agent except in writing.  No failure or delay on the part of the Agent in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  There shall be no obligation on the part of the Agent to exercise any remedy available to the Agent in any order.  The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity. The Borrower agrees that in the event that the Borrower fails to perform, observe or discharge any of its Obligations or liabilities under this Agreement or any other agreements with the Agent, no remedy of law will provide adequate relief to the Agent, and further agrees that the Agent shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

14.           MISCELLANEOUS.

14.1.                      Obligations Absolute.  None of the following shall affect the Obligations of the Borrower to the Agent or the Lenders under this Agreement or the Agent's or the Lenders' rights with respect to the Collateral:

(a)         acceptance or retention by the Agent of other property or any interest in property as security for the Obligations;

(b)         release by the Agent of the Borrower of all or any part of the Collateral or of any party liable with respect to the Obligations;

(c)         release, extension, renewal, modification or substitution by the Agent of the Note, or any note evidencing any of the Obligations; or

(d)         failure of the Agent to resort to any other security or to pursue the Borrower or any other obligor liable for any of the Obligations before resorting to remedies against the Collateral.

14.2.                      Entire Agreement.  This Agreement (i) is valid, binding and enforceable against the Borrower and the Agent and the Lenders in accordance with its provisions and no conditions exist as to its legal effectiveness; (ii) constitutes the entire agreement between the parties; and (iii) is the final expression of the intentions of the Borrower and the Agent and the Lenders.  No promises, either expressed or implied, exist between the Borrower and the Agent and the Lenders unless contained herein.  This Agreement supersedes all negotiations, representations, warranties, commitments, offers, contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof.

14.3.                      Amendments; Waivers.  No amendment, modification, termination, discharge or waiver of any provision of this Agreement or of the Loan Documents, or consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and the Lenders, and then such waiver or consent shall be effective only for the specific purpose for which given.

14.4.                      WAIVER OF DEFENSES.  THE BORROWER WAIVES EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE BORROWER MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY THE AGENT OR THE LENDERS IN ENFORCING THIS AGREEMENT.  THE BORROWER WAIVES ANY IMPLIED COVENANT OF GOOD FAITH AND RATIFIES AND CONFIRMS WHATEVER THE AGENT MAY DO PURSUANT TO THE TERMS OF THIS AGREEMENT.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWER.

14.5.                      WAIVER OF JURY TRIAL.  THE AGENT, THE LENDERS AND THE BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR ANY OF THE OTHER OBLIGATIONS, THE COLLATERAL, OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE AGENT AND THE LENDERS, ON ONE HAND, AND THE BORROWER, ON OTHER HAND, ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWER.

14.6.                      LITIGATION.  TO INDUCE THE LENDERS TO MAKE THE LOAN, THE BORROWER IRREVOCABLY AGREES THAT ALL ACTIONS ARISING, DIRECTLY OR INDIRECTLY, AS A RESULT OR CONSEQUENCE OF THIS AGREEMENT, THE NOTE, ANY OTHER AGREEMENT WITH THE AGENT OR THE LENDERS OR THE COLLATERAL, SHALL BE INSTITUTED AND LITIGATED ONLY IN COURTS HAVING THEIR SITUS IN THE CITY OF CHICAGO, ILLINOIS.  THE BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING IT'S SITUS IN SAID CITY, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS.  THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE BORROWER AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

14.7.                      Assignability.

(a)         The Borrower may not sell or assign this Agreement, or any other agreement with the Agent or the Lenders or any portion thereof; either voluntarily or by operation of law, without the prior written consent of the Agent.

(b)         Each Lender may, with the prior written consent of Agent, and with the prior written consent of the Company which shall be delivered promptly and not unreasonably withheld, assign all or less than all of its rights and obligations under this Agreement to one or more Eligible Transferees (but not including for this purpose any assignments in the form of a participation), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Acceptance; provided that, such transfer or assignment will not be effective until recorded by Agent on the Register (defined below).

(c)         Agent shall maintain a register of the names and addresses of Lenders, their Commitments and the principal amount of their portion of the Loan (the "Register").  Agent shall also maintain a copy of each Assignment and Acceptance delivered to and accepted by it and shall modify the Register to give effect to each Assignment and Acceptance.  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)         Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance,  the assignee thereunder shall be a party hereto and to the other Loan Documents and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and thereunder and  the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

(e)         By execution and delivery of an Assignment and Acceptance, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows:  (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents furnished pursuant hereto, (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of the Obligations; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon the assigning Lender, Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents, (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.  Agent and Lenders, subject to delivery to the Company of a confidentiality and non-disclosure agreement executed by the receiving party in a form reasonably satisfactory to the Company, may furnish any information concerning the Borrower in the possession of Agent or any Lender from time to time to assignees and Participants.

(f)         At its sole cost and expense, each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the portion of the Loan owing to it without the consent of Agent or the other Lenders); provided that, (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrower, the other Lenders and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, and (iii) the Participant shall not have any rights under this Agreement or any of the other Loan Documents (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

(g)         Nothing in this Agreement shall prevent or prohibit any Lender from pledging its portion of the Loan hereunder to a Federal Reserve Bank in support of borrowings made by such Lenders from such Federal Reserve Bank; provided that, no such pledge shall release such Lender from any of its obligations hereunder or substitute any such pledgee for such Lender as a party hereto.

(h)         The Borrower shall assist Agent or any Lender permitted to sell assignments or participations under this Section 14.7 in whatever manner reasonably necessary in order to enable or effect any such assignment or participation, including (but not limited to) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the delivery of informational materials, appraisals or other documents for, and the participation of relevant management in meetings and conference calls with, potential Lenders or Participants. The Borrower shall certify the correctness, completeness and accuracy, in all material respects, of all descriptions of the Borrower and their affairs provided, prepared or reviewed by the Borrower that are contained in any selling materials and all other information provided by it and included in such materials.  The Borrower shall have no liability for the costs and expenses related to any assignment or participation by a Lender other than the Agent.

14.8.                      Confidentiality.  The Borrower and the Agent hereby agree and acknowledge that any and all information relating to the Borrower which is (i) furnished by the Borrower to the Agent or the Lenders, and (ii) non-public, confidential or proprietary in nature, shall be kept confidential by them in accordance with applicable law, provided, however, that such information and other credit information relating to the Borrower may be distributed by the Agent and the Lenders to their affiliates, to its directors, officers, employees, attorneys, affiliates, auditors and regulators, and upon the order of a court or other governmental agency having jurisdiction over the Agent or the Lenders, to any other party.  The Borrower, the Agent and the Lenders further agree that this provision shall survive the termination of this Agreement.

14.9.                      Binding Effect; Successors.  This Agreement shall become effective upon execution by the Borrower, the Agent and the Lenders.  If this Agreement is not dated or contains any blanks when executed by the Borrower, the Agent is hereby authorized, without notice to the Borrower, to date this Agreement as of the date when it was executed by the Borrower, and to complete any such blanks according to the terms upon which this Agreement is executed.  This Agreement shall be binding upon the Agent, the Lenders and the Borrower and their respective legal representatives and successors.  All references herein to the Borrower shall be deemed to include any successors, whether immediate or remote.  In the case of a joint venture or partnership, the term "Borrower" shall be deemed to include all joint venturers or partners thereof, who shall be jointly and severally liable hereunder.

14.10.                      Governing Law.  This Agreement, the Loan Documents and the Note shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Illinois (but giving effect to federal laws applicable to national banks), and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such State.

14.11.                      Enforceability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

14.12.                      Survival of Borrower Representations.  All covenants, agreements, representations and warranties made by the Borrower herein shall, notwithstanding any investigation by the Agent or the Lenders, be deemed material and relied upon by the Agent or the Lenders and shall survive the making and execution of this Agreement and the Loan Documents and the issuance of the Note, and shall be deemed to be continuing representations and warranties until such time as the Borrower has fulfilled all of its Obligations to the Agent and the Lenders, and the Lenders have been paid in full.  The Lenders, in extending financial accommodations to the Borrower, is expressly acting and relying on the aforesaid representations and warranties.

14.13.                      Extensions of Lenders' Commitment and Note.  This Agreement shall secure and govern the terms of any extensions or renewals of the Lenders' commitment hereunder and the Note pursuant to the execution of any modification, extension or renewal note executed by the Borrower and accepted by the Agent and the Lenders in their sole and absolute discretion in substitution for the Note.

14.14.                      Time of Essence.  Time is of the essence in making payments of all amounts due the Agent and the Lenders under this Agreement and in the performance and observance by the Borrower of each covenant, agreement, provision and term of this Agreement.

14.15.                      Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

14.16.                      Facsimile Signatures.  The Agent is hereby authorized to rely upon and accept as an original any Loan Documents or other communication which is sent to the Agent by facsimile, telegraphic or other electronic transmission (each, a "Communication") which the Agent in good faith believes has been signed by Borrower and has been delivered to the Agent by a properly authorized representative of the Borrower, whether or not that is in fact the case.  Notwithstanding the foregoing, the Agent shall not be obligated to accept any such Communication as an original and may in any instance require that an original document be submitted to the Agent in lieu of, or in addition to, any such Communication.

14.17.                      Notices.  Except as otherwise provided herein, the Borrower waives all notices and demands in connection with the enforcement of the Agent's rights hereunder.  All notices, requests, demands and other communications provided for hereunder shall be in writing, sent by certified or registered mail, postage prepaid, by facsimile, telegram or delivered in person, and addressed as follows:

If to the Borrower:	MEDirect Latino Inc.

2102 West Atlantic Boulevard

Suite 101

Pompano Beach, Florida 33069

Attention: Raymond J. Talarico

If to the Agent:	Granite Creek Partners, L.L.C.

222 West Adams, Suite 1980

Chicago, Illinois 60611

Attention: Mark Radzik

If to the Fund:	Granite Creek FlexCap I, L.P.

222 West Adams, Suite 1980

Chicago, Illinois 60611

Attention: Mark Radzik

If to St. Cloud:	10866 Wilshire Boulevard

Suite 1450

Los Angeles, California 90024

Attention: Robert Lautz

If to Bedford Oak:	100 S. Bedford Road
Mt. Kisco, New York 10549
Fax: 914.242.5798
Attention: Harvey P. Eisen

If to the Tarters:	210 East 39th St.
New York, New York 10016
Fax: 212.679.3816

If to Hungry Lizard	c/o John McKay
440 South 3rd Street
Suite 205
St. Charles, IL 60174

If to KKP	1603 Orrington Avenue
Suite 1880
Evanston, IL 60201

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this subsection.  No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

14.18.                      Indemnification.  The Borrower agrees to defend (with counsel satisfactory to the Agent), protect, indemnify and hold harmless each Indemnified Party from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party thereto, which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any of the Loan Documents, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Agreement and the Loan Documents, including, but not limited to, the making or issuance and management of the Loan, the use or intended use of the proceeds of the Loan, the enforcement of the Agent's or Lenders' rights and remedies under this Agreement, the Loan Documents, the Note, any other instruments and documents delivered hereunder, or under any other agreement between the Borrower and the Agent or the Lenders; provided, however, that the Borrower shall not have any obligations hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party.  To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law.  Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the Default Rate from the date incurred by each Indemnified Party until paid by the Borrower, be added to the Obligations of the Borrower and be secured by the Collateral.  The provisions of this Section 14.18 shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement.

14.19.                      Repayment in Full.  Upon repayment in full of the Lenders the Agent shall, upon receipt of written notice from the Borrower, promptly file or cause to be filed such documents as are necessary to release any and all liens filed against the Borrower or its assets in favor of the Agent and/or the Lenders in connection with the Loan.

[Signature Page Follows]

           IN WITNESS WHEREOF, the Borrower, the Agent and the Lenders have executed this Loan and Security Agreement as of the date first above written.

MEDIRECT LATINO INC., a Florida corporation
ATTEST:

By:                                                      By:
Name:                                                      Name:
Title:                                                      Title:

WITH RESPECT TO SECTIONS 10.21,12.12
ONLY:

__________________________________________
Raymond J. Talarico

__________________________________________
Debra L. Towsley

Agreed and accepted:

GRANITE CREEK FLEXCAP I, L.P., a Delaware limited partnership

By: Granite Creek GP Flexcap I, LLC,
a Delaware limited liability company

By:
Name:
Title:

Total commitment:  $4,000,000
Pro Rata Share 48.485%

ST. CLOUD CAPITAL PARTNERS, LP, a Delaware limited partnership

By: SCGP LLC,
a Delaware limited liability company

By:
Name: Marshall S. Geller
Title: Senior Managing Member

Total commitment:  $2,300,000
Pro Rata Share:  27.879%

BEDFORD OAK PARTNERS, LP,
a Delaware limited partnership

By:  ____________________
a ___________________

By:
Name:  Harvey P. Eisen
Title:

Total commitment:  $500,000
Pro Rata Share:  6.061%

FRED B. AND LOIS TARTER,
Individual residents of the State of New York

By:  __________________________
Name:  Fred B. Tarter

By:   __________________________
Name: Lois Tarter

Total commitment:  $200,000
Pro Rata Share:  2.424%
HUNGRY LIZARD, LLC,
an Ohio limited liability company

By:  ____________________
a _____________

By:_________________________
Name:_______________________
Title:________________________

Total commitment:  $1,000,000
Pro Rata Share:  12.121%

KKP INVESTMENTS LLC,
a Delaware limited liability company

________________________________
Kenneth Lehman, Managing Member

Total commitment $250,000
Pro Rata Share:  3.030%